                                                                     EXHIBIT 4.1
================================================================================

                             JCP RECEIVABLES, INC.



                                      and



                          J. C. PENNEY COMPANY, INC.
                                   Servicer

                                      and

                        THE FUJI BANK AND TRUST COMPANY
                                    Trustee

                      on behalf of the Certificateholders

                      of the JCP Master Credit Card Trust


================================================================================

                                    MASTER
                        POOLING AND SERVICING AGREEMENT

                         Dated as of September 5, 1988



================================================================================
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                                TABLE OF CONTENTS
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ARTICLE I

  DEFINITIONS; ESTIMATIONS
           Section 1.1    Definitions........................................................1
           Section 1.2    Other Definitional Provisions.....................................20
           Section 1.3    Estimation of Finance Charge Receivables; Daily Allocation
                          of Collections....................................................20

ARTICLE II

  TRANSFER OF RECEIVABLES; ISSUANCE OF CERTIFICATES
           Section 2.1    Transfer of Receivables...........................................23
           Section 2.2    Acceptance by Trustee.............................................25
           Section 2.3    Representations and Warranties of JCPR Relating to JCPR...........25
           Section 2.4    Representations and Warranties of JCPR Relating to the
                          Agreement and any Supplement and the Receivables..................27
           Section 2.5    Covenants of JCPR.................................................32
           Section 2.6    Addition of Accounts..............................................34
           Section 2.7    Removal of Accounts...............................................38

ARTICLE III

  ADMINISTRATION AND SERVICING OF RECEIVABLES
           Section 3.1    Acceptance of Appointment and Other Matters Relating to
                          the Servicer......................................................40
           Section 3.2    Servicing Compensation............................................41
           Section 3.3    Representations and Warranties of the Servicer....................42
           Section 3.4    Reports and Records for the Trustee; Bank Account Statements......44
           Section 3.5    Annual Servicer's Certificate.....................................45
           Section 3.6    Annual Independent Public Accountants' Servicing Report...........45
           Section 3.7    Tax Treatment.....................................................46
           Section 3.8    Notices to JCPenney...............................................46

ARTICLE IV

  RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
  AND APPLICATION OF COLLECTIONS
           Section 4.1    Rights of Certificateholders......................................46
           Section 4.2    Establishment of Investor Accounts................................47
           Section 4.3    Collections and Allocations.......................................49
           Section 4.4    Defaulted Accounts................................................52
           Section 4.5    Monthly Payments..................................................52
           Section 4.6    Payment of Certificate Interest with respect to each Series.......55
           Section 4.7    Payment of Certificate Principal with respect to each Series......55
           Section 4.8    Adjustments for Miscellaneous Credits.............................56
           Section 4.9    JCPR's or Servicer's Failure to Make a Deposit or Payment.........57
           Section 4.10   Letter of Credit..................................................57

ARTICLE V

  DISTRIBUTIONS AND REPORTS
  TO INVESTOR CERTIFICATEHOLDERS
           Section 5.1    Distributions.....................................................58
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                                       i
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           Section 5.2    Monthly Certificateholders' Statement.............................58


ARTICLE VI

  THE CERTIFICATES
           Section 6.1    The Certificates..................................................60
           Section 6.2    Authentication of Certificates....................................61
           Section 6.3    Registration of Transfer and Exchange of Certificates ............61
           Section 6.4    Mutilated, Destroyed, Lost or Stolen Certificates.................63
           Section 6.5    Persons Deemed Owners.............................................63
           Section 6.6    Appointment of Paying Agent.......................................64
           Section 6.7    Access to List of Certificateholders' Names and Addresses.........64
           Section 6.8    Authentication Agent..............................................65
           Section 6.9    Book-Entry Certificates for any Series............................67
           Section 6.10   Notices to Clearing Agency of any Series..........................68
           Section 6.11   Definitive Certificates for any Series Initially Issued as
                          Book-Entry Certificates...........................................68
           Section 6.12   Delivery of Exchangeable Certificate, etc.........................69

ARTICLE VII

  OTHER MATTERS RELATING TO JCPR
           Section 7.1    Liability of JCPR.................................................73
           Section 7.2    Merger or Consolidation of, or Assumption of the
                          Obligations of, JCPR, etc.........................................73
           Section 7.3    Limitation on Liability of JCPR...................................73

ARTICLE VIII

  OTHER MATTERS RELATING
  TO THE SERVICER
           Section 8.1    Liability of the Servicer.........................................74
           Section 8.2    Merger or Consolidation of, or Assumption of the
                          Obligations of, the Servicer......................................74
           Section 8.3    Limitation on Liability of the Servicer and Others................74
           Section 8.4    Indemnification of the Trust and the Trustee......................75
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                                       ii
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           Section 8.5      The Servicer Not to Resign......................................75
           Section 8.6      Access to Certain Documentation and Information
                            Regarding the Receivables.......................................76
           Section 8.7      Delegation of Duties............................................76
           Section 8.8      Examination of Records..........................................76

ARTICLE IX

  PAY OUT EVENTS
           Section 9.1      Pay Out Events..................................................77
           Section 9.2      Additional Rights Upon the Occurrence of Certain Events.........79

ARTICLE X

  SERVICER DEFAULTS
           Section 10.1     Servicer Defaults...............................................80
           Section 10.2     Trustee to Act; Appointment of Successor........................82
           Section 10.3     Notification to Certificateholders..............................84
           Section 10.4     Waiver of Past Defaults.........................................85

ARTICLE XI

  THE TRUSTEE
           Section 11.1     Duties of Trustee...............................................85
           Section 11.2     Certain Matters Affecting the Trustee...........................87
           Section 11.3     Trustee Not Liable for Recitals In Certificates.................89
           Section 11.4     Trustee May Own Certificates....................................89
           Section 11.5     The Servicer to Pay Trustee's Fees and Expenses.................89
           Section 11.6     Eligibility Requirements for Trustee............................90
           Section 11.7     Resignation or Removal of Trustees..............................90
           Section 11.8     Successor Trustee...............................................91
           Section 11.9     Merger or Consolidation of Trustee..............................91
           Section 11.10    Appointment of Co-Trustee or Separate Trustee...................91
           Section 11.11    Tax Returns.....................................................93
           Section 11.12    Trustee May Enforce Claims Without Possession of
                            Certificates....................................................93
           Section 11.13    Suits for Enforcement...........................................94
           Section 11.14    Rights of Certificateholders to Direct Trustee..................94
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                                      iii
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           Section 11.15    Representations and Warranties of Trustee.......................94
           Section 11.16    Maintenance of Office or Agency.................................95
           Section 11.17    Requests for Agreement..........................................95

ARTICLE XII

  TERMINATION
           Section 12.1    Termination of Trust.............................................95
           Section 12.2    Repurchase and Final Maturity Date of Investor Certificates
                           with Respect to Any Series.......................................96
           Section 12.3    Final Distributions..............................................98
           Section 12.4    JCPR's Termination Rights........................................99

ARTICLE XIII

  MISCELLANEOUS PROVISIONS
           Section 13.1    Amendment........................................................99
           Section 13.2    Protection of Right, Title and Interest to Trust................101
           Section 13.3    Limitation on Rights of Certificateholders......................102
           Section 13.4    Governing Law...................................................103
           Section 13.5    Notices.........................................................103
           Section 13.6    Severability of Provisions......................................103
           Section 13.7    Assignment......................................................103
           Section 13.8    Certificates Nonassessable and Fully Paid.......................104
           Section 13.9    Further Assurances..............................................104
           Section 13.10   No Waiver; Cumulative Remedies..................................104
           Section 13.11   Counterparts....................................................104
           Section 13.12   Third-Party Beneficiaries.......................................104
           Section 13.13   Actions by Certificateholders...................................104
           Section 13.14   Merger and Integration..........................................105
           Section 13.15   JCPenney as Servicer for JCPR...................................105
           Section 13.16   Payments to JCPR................................................105
           Section 13.17   Headings........................................................105
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                                      iv

                                   EXHIBITS

     Exhibit A:    Form of Investor Certificate
     Exhibit B:    Form of Exchangeable Certificate
     Exhibit C:    Form of Supplement
     Exhibit D:    Form of Receivables Purchase Agreement
     Exhibit E:    Form of Transfer Agreement of Receivables in Additional
                   Accounts
     Exhibit F:    Form of Initial Report
     Exhibit G:    Form of Monthly Servicer's Certificate
     Exhibit H:    Form of Annual Servicer's Certificate
     Exhibit I:    Form of Monthly Payment Instructions and Notification
                   to the Trustee
     Exhibit J:    Form of Monthly Certificateholders' Statement
     Exhibit K:    Form of Opinion of Counsel with Respect to
                   Additional Accounts
     Exhibit L:    Form of Annual Opinion of Counsel
     Exhibit M:    Credit Card Agreement
     Exhibit N:    Form of Depository Agreement
     Exhibit O:    Form of Retransfer Agreement
     Exhibit P:    Form of Opinion with Respect to Amendments

                                   SCHEDULES

     Schedule 1    List of Accounts
     Schedule 2    List of Investor Accounts

     MASTER POOLING AND SERVICING AGREEMENT, dated as of September 5, 1988, by and among JCP RECEIVABLES, INC., a Delaware corporation ("JCPR"), J. C. PENNEY COMPANY, INC., a Delaware corporation ("JCPenney"), as Servicer, and THE FUJI BANK AND TRUST COMPANY, a banking corporation organized and existing under the laws of New York.

     In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

                                   ARTICLE I

                           DEFINITIONS; ESTIMATIONS

     Section 1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

     "Account" shall mean each JCPenney credit card account in one of JCPenney's Cycles which is an Eligible Account on the Cut Off Date, which is established pursuant to a Credit Card Agreement and which is identified by account number and by Receivable balance as of the Cut Off Date and shall also include Additional Accounts (which may be in the same or different JCPenney Cycles) as of each Addition Date identified in each computer file or microfiche list delivered to the Trustee by JCPR pursuant to Section 2.6. The term "Account" shall also be deemed to refer to an Additional Account, but only from and after the Addition Date with respect thereto, and the term "Account" shall be deemed to refer to any Removed Account prior to but not after the Removal Date with respect thereto.

     "Addition Date" shall mean, with respect to any Additional Accounts, the date five Business Days after the period or date when such Additional Accounts are required or permitted to be added as Accounts pursuant to subsections 2.6(a) or (b) or the date such Additional Account is added as an Account pursuant to subsection 2.6(c).

     "Additional Accounts" shall mean the Accounts dedicated to the Trust in accordance with the procedures set forth in Section 2.6.

     "Adjusted Investor Amount" shall mean, on any date of determination when used with respect to any Series, an amount equal to (a) the Investor Amount for such Series on such date, minus (b) the amount, if any, to be deposited into the Distribution Account for the benefit of such Series on the next succeeding Transfer Date pursuant to subsection 4.5(b), plus (c) the amount, if any, to be deposited into the Distribution Account on the next succeeding Transfer Date pursuant to subsection 4.5(c) for such Series.

     "Affiliate" of any specified Person, shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Aggregate Adjusted Investor Amount" shall mean the sum of the Adjusted Investor Amounts with respect to all Series of Investor Certificates then issued and outstanding.

     "Aggregate Investor Amount" shall mean the sum of the Investor Amounts with respect to all Series of Investor Certificates then issued and outstanding.

     "Aggregate Investor Percentages" shall mean the sum of the Investor Percentages with respect to all Series of Investor Certificates then issued and outstanding; provided, however, that the Aggregate Investor Percentage shall never at any given time be greater than 100%.

     "Agreement" shall mean this Master Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     "Amortization Commencement Date" shall, with respect to any Series, be the date specified in the Supplement relating to such Series.

     "Amortization Period" shall mean, with respect to any Series, the period following the Revolving Period.

     "Applicants" shall have the meaning specified in Section 6.7.

     "Authorized Newspapers" shall mean each newspaper of general circulation in Now York, New York, or in any other place specified by JCPR, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

     "Available L/C Amount" shall mean, with respect to any Series, the amount available to be drawn under the Letter of Credit relating to such Series, if any, from time to time, as provided by the relevant Letter of Credit.

     "Average Principal Receivables" shall mean, for any specified period, an amount equal to (a) the sum of the aggregate amount of Principal Receivables at the end of each day during such period divided by (b) the number of days in such period.

     "Bankruptcy Event" shall have the meaning specified in Section 9.2.

     "Base Rate" shall mean, with respect to any Series, the Certificate Rate for such Series plus the annualized percentage equivalent of a fraction the numerator of which is the sum of (a) the Investor Monthly Servicing Fee for such Series and (b) the Investor Monthly Facility Fee for such Series, and the denominator of which is the Investor Amount for such Series as of the last day of the preceding Monthly Period.

     "Book-Entry Certificates" shall mean certificates evidencing a beneficial interest in any Series of Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in
Section 6.9 and as specified in Section 6.12; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to the Certificate Owners, such Certificates shall no longer be "Book-Entry Certificates."

     "Business Day" shall mean each day which is neither a Saturday, a Sunday nor any other day on which banking institutions or trust companies in the State or City of New York or the State of Texas are authorized or obligated by law or required by executive order or government decree to be closed.

     "Cardholder Monthly Payment Rate" shall mean, with respect to any Monthly Period, a fraction, the numerator of which is the total Collections processed during such Monthly Period and the denominator of which is the total Receivables at the beginning of such Monthly Period.

     "Carry-Over Finance Charge Amount" shall have the meaning specified in subsection 1.3(iii).

     "Certificate" shall mean any one of any Series of Investor Certificates or the Exchangeable Certificate.

     "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register.

     "Certificate Interest" shall mean interest payable in respect of the Investor Certificates pursuant to Section 4.6.

     "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

     "Certificate Principal" shall mean principal payable in respect of the Investor Certificates pursuant to Section 4.7.

     "Certificate Rate" shall mean, with respect to any Series, the percentage per annum (or the percentage determined using the formula for determining such percentage) stated in the applicable Supplement, calculated in each case on the basis of a 360-day year consisting of twelve 30-day months provided that, if so provided in the applicable Supplement, in the case of the Monthly Period in which such Series is first issued, such rate shall be calculated for the number of actual days from the date specified in such Supplement.

     "Certificate Register" shall mean the register maintained pursuant to
Section 6.3, providing for the registration of the Certificates and transfers and exchanges thereof.

     "Clearing Agency" shall mean, with respect to any Series, an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

     "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" shall mean, with respect to any Series, the date of issuance of such Series of Certificates.

     "Collections" shall mean all payments (including Insurance Proceeds and Recoveries) received by the Servicer in respect of the Receivables, in the form of cash, checks, wire transfers, ATM transfers or other form of payment in accordance with the Credit Card Agreement in effect from time to time on any Receivable. A Collection processed on an Account (other than a Defaulted Account) in excess of the aggregate amount of Receivables in such Account as of the Date of Processing of such Collection shall be deemed to be a payment in respect of Principal Receivables to the extent of such excess.

     "Collection Account" shall have the meaning specified in Section 4.2.

     "Collections Deposit Day" shall mean the Business Day next preceding a Transfer Date.

     "Corporate Trust Office" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at One World Trade Center, 92nd Floor, New York, N.Y. 10048, Attn: Corporate Trust Department.

     "Credit Adjustment" shall have the meaning specified in Section 4.8(a).

     "Credit Card Agreement" shall mean the JCPenney Retail Installment Credit Agreement (Revolving Credit Agreement), JCPenney form 2218, attached as Exhibit M, or a variant thereof reflecting a particular state's usury and retail installment sales laws, as such agreement may be amended, modified or otherwise changed from time to time.

     "Credit Card Guidelines" shall mean JCPenney's policies and procedures relating to the operation of its credit card business, including, without limitation, the policies and procedures for determining the creditworthiness of credit card customers, the extension of credit to credit card customers, the terms on which repayments are required to be made, and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies and procedures may be amended from time to time.

     "Credit Insurance" shall mean life, accident, health, disability or other insurance of an Obligor to JCPenney to insure payment of any amount owing by such Obligor under an Account and which proceeds of such insurance are payable to JCPenney upon such Obligor's death or disability.

     "Cut Off Date" shall mean September 5, 1988.

     "Cycle" shall mean, with respect to any Account, the monthly billing cycle for such Account as determined in accordance with the Credit Card Guidelines as in effect on the date of this Agreement.

     "Cycle Billing Date" shall mean, with respect to any Account, the date on which bills are processed for the Cycle which includes such Account.

     "Daily Series Finance Charge Allocation" shall, with respect to any Series, have the meaning specified in subsection 4.3(b)(i).

     "Daily Series Principal Allocation" shall, with respect to any Series, have the meaning specified in subsection 4.3(b)(ii).

     "Date of Collection" shall mean any date during any Monthly Period that Collections are processed by the Servicer.

     "Date of Processing" shall mean, with respect to any transaction, the date on which such transaction is first recorded on the Servicer's computer master file of accounts (without regard to the effective date of such recordation).

     "Debtor Relief Laws" shall mean the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

     "Default Amount" shall mean, with respect to any Monthly Period, the result of multiplying (i) the excess, if any, of the aggregate amount of Receivables in Defaulted Accounts charged off during such Monthly Period over Recoveries collected during such Monthly Period times (ii) 1.00 minus the percentage of Receivables (other than Receivables in Defaulted Accounts) constituting Finance Charge Receivables determined as of the end of the last day of such Monthly Period in accordance with subsection 1.3.

     "Defaulted Account" shall mean each Account with respect to which, in accordance with the Credit Card Guidelines or the Servicer's customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables, the Servicer has charged off the Receivables in such Account as uncollectible; an Account shall become a Defaulted Account on the day on which such Receivables are recorded as charged off on the Servicer's computer master file of accounts (regardless of whether such Receivables are charged off before or after the Cut Off Date or Addition Date of such Account, as the case may be).

     "Deficiency Amount" shall have the meaning specified in Section 4.5(a).

     "Definitive Certificates" shall have the meaning specified in Section 6.9.

     "Depository Agreement" shall mean, with respect to any Series, the agreement among JCPR, the Trustee and the initial Clearing Agency, with respect to such Series substantially in the form attached hereto as Exhibit N.

     "Determination Date" shall mean the seventh calendar day prior to each Transfer Date.

     "Distribution Account" shall have the meaning specified in subsection
4.2(c).

     "Distribution Date" shall mean, with respect to any Series, the fifteenth day of the month after the month such Series is first issued and the fifteenth day of each calendar month thereafter, or, if any such fifteenth day is not a Business Day, the next succeeding Business Day.

     "Drawing Date" shall have the meaning specified in Section 4.5.

     "Eligible Account" shall mean, as of the Cut Off Date (or, with respect to Additional Accounts, as of the relevant Notice Date in respect of Additional Accounts added pursuant to subsection 2.6 (a) or (b) or as of the date such Account is added to a Cycle in respect of Additional Accounts added pursuant to subsection 2.6(c)) each Account:

             (a)   which is payable in United States dollars; and

             (b) which is serviced in any credit service center of JCPenney which is located in the United States.

     "Eligible Receivable" shall mean each Receivable:

             (a)   which has arisen under an Eligible Account;

             (b) which was created in compliance, in all material respects, with all Requirements of Law applicable to JCPenney and JCPR and pursuant to a Credit Card Agreement which complies, in all material respects, with all Requirements of Law applicable to JCPenney and JCPR;

             (c) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by JCPenney and JCPR in connection with the creation of such Receivable or the execution, delivery and performance by JCPenney and JCPR of the Credit Card Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect as of such date of creation;

             (d) as to which, at the time of the creation of such Receivable, JCPenney, JCPR or the Trust had good and marketable title thereto free and clear of all Liens arising under or through JCPenney or JCPR (other than Liens permitted pursuant to subsection 2.5(b));

             (e) which is the legal, valid and binding payment obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

             (f)   which constitutes an "account" under and as defined in
Article 9 of the UCC as then in effect in any state where the Servicer's chief executive offices or books and records relating to the Receivables are located.

     "Exchange"  shall mean the procedure described under Section 6.12.

     "Exchangeable Certificate" shall mean the certificate executed by JCPR and authenticated by the Trustee, substantially in the form of Exhibit B and exchangeable as provided in Section 6.12 for one or more Series of Investor Certificates and a reissued Exchangeable Certificate.

     "Exchange Date" shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in Section 6.12.

     "Exchange Notice" shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in Section 6.12.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "Facility Fee Percentage" shall mean, with respect to any Series, the percentage stated in the applicable Supplement.

     "Final Maturity Date" shall mean, with respect to any Series of Certificates, the final maturity date stated in the applicable Supplement.

     "Final Trust Termination Date" shall have the meaning specified in Section 12.1(a).

     "Finance Charge" shall mean Periodic Finance Charges, late charges, returned check fees and Special Fees.

     "Finance Charge Account" shall have the meaning specified in subsection 4.2(b).

     "Finance Charge Collections" shall, with respect to any Series, have the meaning specified in subsection 4.5(a).

     "Finance Charge Receivables" shall mean Receivables, if any, created in respect of Finance Charges, excluding any such Receivables in Defaulted Accounts.

     "FSLIC" shall mean the Federal Savings and Loan Insurance Corporation.

     "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Ineligible Receivable" shall have the meaning specified in subsection 2.4(d).

     "Initial Closing Date" shall have the meaning specified in subsection
3.4(a).

     "Initial Investor Amount" shall mean, with respect to any Series, the amount stated in the applicable Supplement.

     "Insurance Proceeds" shall mean any amounts paid to the Servicer pursuant to any Credit Insurance policies covering any Obligor with respect to Receivables under such Obligor's Account.

     "Insurance Receivables" shall mean all Receivables payable by Obligors for purchase of insurance other than Receivables for Credit Insurance.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Investor Account" shall mean each of the Finance Charge Account, the Principal Account and the Distribution Account.

     "Investor Amount" shall mean, on any date of determination, when used with respect to any Series, an amount equal to (a) the Initial Investor Amount, minus
(b) the aggregate amount of payments of Certificate Principal paid to the Investor Certificateholders of such Series pursuant to Section 4.7 prior to such date of determination, minus (c) the amount on deposit in the Principal Account for the account of such Series and the amount of Collections processed as of the end of the day prior to such date of determination for deposit in the Principal Account for the account of such Series but which have not yet been deposited into the Principal Account, minus (d) the excess, if any, of the aggregate amount of Investor Charge Offs with respect to such Series, over Investor Charge Offs with respect to such Series reimbursed to such Series pursuant to subsection 4.5(c) prior to such date of determination.

     "Investor Certificateholder" shall mean the Holder of record of an Investor Certificate.

     "Investor Certificates" shall mean any one of the certificates executed by JCPR and authenticated by the Trustee substantially in the form of Exhibit A.

     "Investor Charge Off" shall, with respect to any Series, have the meaning specified in subsection 4.4(b).

     "Investor Default Amount" shall mean, with respect to each Series and for any Monthly Period, an amount equal to the product of (i) the Default Amount for such Monthly Period times (ii) the applicable Investor Percentage for such Series at the beginning of such Monthly Period.

     "Investor Monthly Facility Fee" shall, with respect to each Series, have the meaning specified in Section 4.10.

     "Investor Monthly Servicing Fee" shall, with respect to each Series, have the meaning specified in Section 3.2.

     "Investor Net Recoveries" shall mean, with respect to any Series and for any Monthly Period, an amount equal to the product of (i) the Net Recoveries for such Monthly Period times (ii) the applicable Investor Percentage for such Series at the end of the last day of such Monthly Period.

     "Investor Percentage" shall mean, with respect to any Series on any date of determination (unless otherwise specified in the applicable Supplement) when used with respect to Principal Receivables, Finance Charge Receivables, Investor Net Recoveries and Receivables in Defaulted Accounts, the percentage equivalent of a fraction the numerator of which shall be the Investor Amount for such Series at the end of the last day of the prior Monthly Period and the denominator of which shall be the aggregate amount of Principal Receivables as of the and of such day, provided that, as of the end of any day that the Investor Amount for any Series is reduced to zero, the Investor Percentage of such Series shall be reduced to zero for each day following such date, provided further, that if such Investor Amount subsequently increases above zero, the applicable Investor Percentage shall be calculated without regard to the foregoing proviso.

     "JCPenney" shall mean J. C. Penney Company, Inc., a Delaware corporation.

     "JCPR" shall mean JCP Receivables, Inc., a Delaware corporation.

     "JCPR Amount" shall mean, on any date of determination, the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination, minus the Aggregate Investor Amount at the end of such day.

     "JCPR Percentage" shall mean, on any date of determination, when used with respect to Principal Receivables, Finance Charge Receivables, Net Recoveries and Receivables in Defaulted Accounts, the percentage equivalent of a fraction equal to one minus the fraction calculated on such date with respect to such categories of Receivables in accordance with the definition of Aggregate Investor Percentage; provided, however, that the JCPR Percentage shall never be less than zero.

     "L/C Drawing" shall mean any drawing made under a Letter of Credit.

     "Letter of Credit" shall mean, with respect to any Series, the letter of credit, surety arrangement, guaranty contract, or other form of credit enhancement facility, if any, (other than any Repurchase Letter of Credit) issued by a bank or other financial institution, obtained by JCPR in accordance with the applicable Supplement. More than one Letter of Credit may be issued with respect to any Series for the purposes specified in such Supplement.

     "Letter of Credit Agreement" shall mean, with respect to any Series, the agreement between JCPR, JCPenney and the Letter of Credit Bank, if any, with respect to the related Letter of Credit for such Series.

     "Letter of Credit Bank" shall mean, with respect to any Series, the issuer of the applicable Letter of Credit.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 7.2 shall not be deemed to constitute a Lien.

     "Mandatory Repurchase Amount" shall mean, with respect to any Series, the amount specified, or determined in accordance with a formula or percentage specified, in the Supplement relating to such Series.

     "Minimum JCPR Percentage" shall mean, with respect to any Series, the amount stated in the most recently executed Supplement, provided that, if a Supplement for any Series specifically states a percentage below which the Minimum JCPR Percentage may not be reduced, than the Minimum JCPR Percentage shall not be less than the percentage so stated as long as such Series is outstanding.

     "Monthly Facility Fee" shall have the meaning specified in Section 4.10.

     "Monthly Period" shall mean the period from and including the beginning of the first day of the calendar month preceding a related Determination Date to and including the end of the last day of such calendar month.

     "Monthly Servicing Fee" shall have the meaning specified in Section 3.2.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Net Recoveries" shall mean, with respect to any Monthly Period, the excess, if any, of Recoveries collected during such Monthly Period over the aggregate amount of Receivables in Defaulted Accounts charged off during such Monthly Period.

     "Notice Date" shall have the meaning specified in Section 2.6.

     "Obligor" shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof.

     "Officer's Certificate" shall mean a certificate signed by any officer of JCPR or the Servicer and delivered to the Trustee.

     "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for, or an employee of, JCPR or the Servicer and who shall be reasonably acceptable to the Trustee.

     "Optional Repurchase Percentage" shall mean, with respect to any Series, the amount, if any, expressed as a percentage of the Initial Investor Amount of such Series, stated in the applicable Supplement as the amount which will cause the purchase provisions of Section 12.2(a) to apply to such Series.

     "Paying Agent" shall mean any paying agent appointed pursuant to Section
6.6 and shall initially be the Corporate Trust Office of the Trustee.

     "Pay Out Commencement Date" shall mean the date on which a Pay Out Event is deemed to occur pursuant to Section 9.1.

      "Pay Out Event" shall have the meaning, with respect to any Series, specified in Section 9.1.

     "Periodic Finance Charges" shall mean the finance charges specified in the Credit Card Agreements.

     "Permitted Investments" shall mean (a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers' acceptances issued by, any depositary institution or trust company (including the Trustee or any affiliate or agent of the Trustee, acting in their respective commercial capacities) organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depositary institution authorities, provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company (or, in the case of a depositary institution or trust company which is the principal subsidiary of a holding company, the long-term unsecured debt holdings of such holding company) shall have a credit rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively, in the case of the certificates of deposit or short-term deposits, or a rating from Moody's of Aa3 and from Standard & Poor's of AA in the case of the long-term unsecured debt obligations, or such time deposits are fully insured by the FSLIC or the FDIC;
(iii) certificates of deposit having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively; and (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by Moody's and Standard & Poor's, (b) demand deposits in the name of the Trust or the Trustee in any depositary institution or trust company referred to in (a)
(ii) above and (c) securities not represented by an instrument, which are registered in the name of the Trustee upon books maintained for that purpose by or on behalf of the issuer thereof and identified on books maintained for that purpose by the Trustee as held for the benefit of the Trust or the Certificateholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act of 1940, as amended, and which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Permitted Investments, (ii) seeks to maintain a constant net asset value per share and (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares, and which is acceptable to the rating agencies that initially rated the Certificates without causing a reduction in their ratings of the Certificates (as confirmed in writing by such rating agencies).

     "Person" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

     "Pool Factor" shall mean, with respect to any Series and any Monthly Period, a number carried out to seven decimals representing the ratio of the applicable Adjusted Investor Amount as of the end of the last day of the preceding Monthly Period to the applicable Initial Investor Amount.

     "Portfolio Yield" shall mean, with respect to any Series and any Monthly Period, the annualized percentage equivalent of a fraction the numerator of which is the amount of Finance Charge Receivables deposited in the Finance Charge Account pursuant to Section 4.3 and allocated to such Series, calculated on a cash basis after subtracting the Investor Default Amount of such Series for such Monthly Period, and the denominator of which is the Investor Amount of such Series as of the last day of the preceding Monthly Period.

     "Principal Account" shall have the meaning specified in subsection 4.2(b).

     "Principal Receivable" shall mean each Receivable other than Finance Charge Receivables and Receivables in Defaulted Accounts. A Principal Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Principal Receivables which JCPR is unable to transfer, as provided in subsection 2.5(e), shall not be included in calculating the aggregate amount of Principal Receivables.

     "Principal Terms" shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in Section 6.12.

     "Publication Date" shall have the meaning specified in Section 9.2.

     "Qualified Institution" shall have the meaning specified in subsection 4.2(a).

     "Rating Agency" shall mean, with respect to each Series, the rating agency or rating agencies that rated the Series of Certificates, including, if applicable, Moody's and/or Standard & Poor's.

     "Receivable" shall mean any amount owing by the Obligors under an Account (including amounts in Defaulted Accounts) from time to time, including, without limitation, amounts owing for the payment of goods and services, Periodic Finance Charges, late charges, returned check fees, Special Fees and premiums for Credit Insurance, if any, but shall exclude therefrom for all purposes Insurance Receivables unless provided to the contrary in any Supplement.

     "Receivables Purchase Agreement" shall mean the Receivables Purchase Agreement between JCPenney and JCPR, dated the date hereof, governing the terms and conditions upon which JCPR is acquiring the initial Receivables transferred to the Trust on the Initial Closing Date and all additional Eligible Receivables arising in the Accounts from JCPenney on a daily basis and to require JCPenney to transfer all of the Receivables generated or to be generated in any Additional Accounts for purposes of this Agreement, in the form attached hereto as Exhibit D (or in a form substantially similar thereto), as such agreement may be amended, modified or otherwise changed from time to time.

     "Record Date" shall mean with respect to any Distribution Date, the last Business Day of the preceding Monthly Period.

     "Recoveries" shall mean all amounts received, including Insurance Proceeds, by the Servicer with respect to Receivables which have previously been charged off as uncollectible (and regardless of whether such Receivables were charged off before or after the Cut Off Date or Addition Date, as the case may be, relating to the applicable Account), after deducting, in the case of each such amount received, a percentage of such amount which in the good faith judgment of the Servicer represents the amount of out-of-pocket costs incurred by the Servicer during the preceding fiscal year (or other, more recent, period deemed appropriate by the Servicer) as a percentage of collections during such period in respect of charged-off receivables in all JCPenney credit card accounts (including the Accounts) serviced by the Servicer.

     "Removal Date" shall have the meaning specified in Section 2.7.

     "Removal Notice Date" shall mean the fifth Business Day prior to a Removal Date.

     "Removed Accounts" shall have the meaning specified in Section 2.7.

     "Repurchase Deposit Amount" shall mean, with respect to any Series and any Transfer Date, an amount equal to the Adjusted Investor Amount for such Series determined as of the end of the Monthly Period preceding such Transfer Date.

     "Repurchase L/C Amount" shall mean, with respect to any Series, the amount, if any, available to be drawn pursuant to subsection 12.2(a) under the Repurchase Letter of Credit relating to such Series, if any, as provided by the related Repurchase Letter of Credit.

     "Repurchase Letter of Credit" shall mean, with respect to any Series, the letter of credit, surety arrangement, guaranty contract, or other form of credit enhancement facility, if any, issued by a bank or other financial institution, obtained by JCPR in accordance with the applicable Supplement solely for the purposes set forth in subsection 12.2(a).

     "Repurchase Letter of Credit Bank" shall mean, with respect to any Series, the issuer of the applicable Repurchase Letter of Credit.

     "Requirements of Law" for any Person shall mean the certificate of incorporation or articles of association and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).

     "Response" shall have the meaning specified in Section 9.2(a).

     "Responsible Officer" shall mean the Chairman or any Vice Chairman of the Board of Directors or Trustees of the Trustee, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees of the Trustee, the President, any Executive Vice President, Senior Vice President, Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant or Deputy Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Retransfer Agreement" shall have the meaning specified in subsection 2.7(b)(ii).

     "Revolving Period" shall mean, with respect to each Series, the period from and including the Closing Date for such Series, up to but not including the earlier of the day that the Amortization Period begins for such Series an specified in the applicable Supplement or the Pay Out Commencement Date for such Series.

     "Scheduled Trust Termination Date" shall mean September 5, 2088.

     "Series" shall mean the initial Series of Investor Certificates and any Series of Investor Certificates issued pursuant to an Exchange performed under
Section 6.12.

     "Servicer" shall mean initially JCPenney and thereafter any Person appointed as successor as herein provided to service the Receivables.

     "Servicer Default" shall have the meaning specified in Section 10.1.

     "Servicing Fee Percentage" shall mean, with respect to any Series, the percentage stated in the applicable Supplement.

     "Servicing Officer" shall mean any employee of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

     "Special Fees" shall mean Receivables which are fees which are not now but may from time to time be assessed on the Accounts.

     "Standard & Poor's" shall mean Standard & Poor's Corporation.

     "Stated L/C Amount" shall mean, with respect to any Series, the "Stated Amount" or equivalent as specified in the Letter of Credit.

     "Successor Servicer" shall have the meaning specified in Section 10.2.

     "Supplement" shall mean, with respect to any Series, a supplement to this Agreement complying with the terms of Section 6.12, executed in conjunction with an Exchange.

     "Termination Notice" shall have the meaning specified in Section 10.1.

     "Transfer Agent and Registrar" shall have the meaning specified in Section
6.3 and shall initially be the Trustee's corporate trust office.

     "Transfer Agreement" shall have the meaning specified in subsection 2.6(d)(iii).

     "Transfer Date" shall mean the Business Day next preceding each Distribution Date.

     "Trust" shall mean the trust created by this Agreement, the corpus of which shall consist of the Receivables now existing or hereafter transferred thereto in accordance herewith and all monies due or to become due with respect thereto, all proceeds (including, without limitation, all amounts defined as "proceeds" in Section 9-306 of the UCC as in effect in any state where the Servicer's chief executive offices or books and records relating to the Receivables are located) of the Receivables and Insurance Proceeds relating thereto and such funds as from time to time are deposited in the Collection Account, the Finance Charge Account, the Principal Account and the Distribution Account, all of JCPR's rights, remedies, powers and privileges with respect to the Receivables under the Receivables Purchase Agreement and the benefits of any Letter of Credit and any Repurchase Letter of Credit.

     "Trustee" shall mean the institution executing this Agreement as Trustee, or its successor in interest, or any successor or additional trustee appointed as herein provided.

     "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

     "Undivided Interest" shall mean the undivided interest in the Trust evidenced by a Certificate.

     Section 1.2   Other Definitional Provisions.

             (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

             (b) The agreements, representations and warranties of JCPR in this Agreement in its capacities as JCPR and those of JCPenney in its capacity an Servicer shall be deemed to be the agreements, representations and warranties of JCPR and JCPenney, respectively, solely in each such capacity for so long as they act in each such capacity under this Agreement.

             (c) the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement or any Supplement as a whole and not to any particular provision of this Agreement or such Supplement; and Section, subsection, Schedule and Exhibit references contained in this Agreement or any Supplement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement or any Supplement unless otherwise specified.



     Section 1.3 Estimation of Finance Charge Receivables; Daily Allocation of Collections.

     Except as expressly stated in this Section and in Section 4.3(e), (a) the amount of Finance Charge Receivables in each Account and in all Accounts on any date of determination, and the percentage of all Collections in respect thereof, shall be determined as set forth in clauses (i) through (vii) below, (b) the amount of Principal Receivables in each Account and in all Accounts on any date of determination, and the percentage of all Collections in respect thereof, shall be equal to the total amount of Receivables in such Account or Accounts, or the amount of such Collection pursuant to clause (a) above, minus the percentage thereof determined to be, or to be a Collection in respect of, Finance Charge Receivables and (c) the amount of Receivables in any Defaulted Account shall be deemed to be zero.

                   (i) Subject to clauses (v), (vi) and (vii) below, at the close of business on each Cycle Billing Date for any Cycle of which any Accounts are included in the Trust, the amount of Finance Charge Receivables of all Accounts in such Cycle shall be equal to (A) the amount of Finance Charges charged to all Accounts in such Cycle on such date plus (B) the Carry-Over Finance Charge Amount, as defined below, for such Cycle.

                   (ii) Subject to clauses (v), (vi) and (vii) below, on each Date of Processing during the period commencing on the Date of Processing next following such Cycle Billing Date through and including the next succeeding Cycle Billing Date for such Cycle, Collections of Receivables from all Accounts in such Cycle shall first be deemed to be Collections in respect of Finance Charge Receivables until the aggregate amount of Finance Charge Receivables so deemed to be collected during such period shall equal
     (A) the amount of Finance Charge Receivables in all Accounts in such Cycle at the beginning of such period multiplied by (B) a fraction, the numerator of which is the number of Dates of Processing which have elapsed during such period through and including the Date of Processing for which such determination is being made and the denominator of which is the total number of Dates of Processing in such period.

                   (iii) If, at the close of business on any Cycle Billing Date which is the end of any period described in clause (ii) above, the amount of Finance Charge Receivables in all Accounts in such Cycle as of the beginning of such period (determined pursuant to clause (i) above), minus the Finance Charge Receivables in all Defaulted Accounts in such Cycle which were written off during the Monthly Period preceding such Cycle Billing Date, exceeds the total amount of Collections applied as Finance Charge Receivables for all Accounts in such Cycle during such period, such excess shall be the "Carry-Over Finance Charge Amount" for such Cycle and shall be added to the Finance Charges charged on such Cycle Billing Date pursuant to clause (i)(B) above. The Carry-Over Finance Charge Amount with respect to any Accounts shall be zero as of the Cycle Billing Date next preceding (A) the Initial Closing Date in the case of Accounts which are not Additional Accounts, and (B) the applicable Addition Date in the case of Additional Accounts.

                   (iv) For all Accounts in any Cycle, on each day during any period described in clause (ii) above, the aggregate amount of Finance Charge Receivables outstanding on such day shall be equal to (A) the amount of Finance Charge Receivables outstanding as of the close of business on the Cycle Billing Date for all Accounts in such Cycle preceding such date of determination, as determined pursuant to clause (i) above, minus (B) the cumulative amount of Collections deemed to be in respect of Finance Charge Receivables for all Accounts in such Cycle during such period pursuant to clause (ii) above.

                   (v) On any day of determination, the amount of Finance Charge Receivables in any Account in any Cycle shall be equal to the aggregate amount of Finance Charge Receivables in all Accounts in such Cycle on such day, as determined pursuant to clause (iv) above, multiplied by a fraction, the numerator of which is the amount of Receivables in such Account on such day and the denominator of which is the aggregate amount of Receivables in all Accounts in such Cycle on such day.

                   (vi) If any accounts become Accounts on a day other than the Cycle Billing Date for such Accounts' Cycle and other Accounts in such Cycle have been dedicated to the Trust, (a) the percentages of Receivables in such Accounts deemed to be Finance Charge Receivables and Principal Receivables as of the first day Receivables in such Accounts are transferred to the Trust shall be the same as the percentages of the other Accounts in such Cycle on such day and (b) the amount of Collections of Receivables of all Accounts in such Cycle deemed, pursuant to clause (ii) above, to be in respect of Finance Charge Receivables on each Date of Processing during the period from the day Receivables in such Additional Accounts are first transferred to the Trust through and including the next Cycle Billing Date for such Cycle shall be increased by an amount equal to the amount of Finance Charge Receivables in such Additional Accounts on the first day of such period divided by the number of Dates of Processing in such period. If any accounts become Accounts on a day other than the Cycle Billing Date for such Accounts' Cycle and no other Accounts in such Cycle have been dedicated to the Trust, the amount of Finance Charge Receivables and Principal Receivables in such Accounts on the first day Receivables in such Accounts are transferred to the Trust, and the portion of all Collections in respect thereof during the period from the day Receivables in such Accounts are first transferred to the Trust through and including the next Cycle Billing Date for such Cycle, shall be determined in accordance with the procedures set forth in clauses (i) through (v) above as if such Accounts had first become Accounts on the Cycle Billing Date next preceding the day that such Accounts were first transferred to the Trust.

                   (vii) If any Accounts become Removed Accounts (a) the percentages of Receivables in such Removed Accounts deemed to be Finance Charge Receivables and Principal Receivables in such Removed Accounts as of the day such Accounts are removed from the Trust shall be the same as portions of the other Accounts in such Removed Accounts' Cycle on such day and (b) the amount of Collections of Receivables of all Accounts in such Cycle deemed, pursuant to clause (ii) above, to be in respect of Finance Charge Receivables on each Date of Processing during the period from the day such Removed Accounts are removed from the Trust through and including the next Cycle Billing Date for such Cycle shall be decreased by an amount equal to the amount of Finance Charge Receivables in such Removed Accounts on the first day of such period divided by the number of Dates of Processing in such period.

     Notwithstanding the foregoing, the Servicer may adopt, as set forth in an Officer's Certificate, a different method of determining the amount of Finance Charge Receivables which in the good faith judgment of the Servicer is designed more accurately to reflect the portions of Receivables and Collections constituting Finance Charge Receivables.

                                  ARTICLE II

                           TRANSFER OF RECEIVABLES;
                           ISSUANCE OF CERTIFICATES

     Section 2.1 Transfer of Receivables. JCPR does hereby transfer, assign and set-over to the Trust for the benefit of the Certificateholders, without recourse, (a) all right, title and interest of JCPR in, to and under the Receivables now existing and hereafter created (other than Receivables in Additional Accounts), all monies due or to become due with respect thereto (including all Finance Charge Receivables), all proceeds thereof and Insurance Proceeds relating thereto and (b) and all of JCPR's rights, remedies, powers and privileges with respect to such Receivables under the Receivables Purchase Agreement.

     In connection with such transfer, JCPR agrees to record and file, and to cause JCPenney to record and file as required by the Receivables Purchase Agreement, at its or JCPenney's own expense, a financing statement with respect to the Receivables now existing and hereafter created (other than Receivables in Additional Accounts) for the transfer of accounts (as defined in Section 9-106 of the UCC as in effect in any state where JCPR's or the Servicer's chief executive offices or books and records relating to the Receivables are located) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the acquisition of the Receivables by JCPR from JCPenney and the transfer of the Receivables from JCPR to the Trust, and to deliver a file-stamped copy of such financing statements or other evidence of such filings (which may, for purposes of this Section 2.1, consist of telephone confirmations of such filings) to the Trustee on or prior to the date of initial issuance of the Certificates.

     In connection with such transfer, JCPR further agrees, at its own expense, on or prior to the Initial Closing Date (i) to indicate in its computer files and to cause JCPenney to indicate on its computer files as required by the Receivables Purchase Agreement that Receivables created in connection with the Accounts (other than any Additional Accounts) have been sold to JCPR in accordance with the Receivables Purchase Agreement and transferred to the Trust pursuant to this Agreement for the benefit of the Certificateholders and (ii) to deliver to the Trustee (or cause JCPenney so to do) a computer file or microfiche list containing a true and complete list of all such Accounts, identified by account number and by the Receivables balance as of the Cut Off Date. Such file or list shall be marked as Schedule I to this Agreement, delivered to the Trustee as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement.

     The parties intend that JCPR shall be deemed hereunder to have granted to the Trustee a first perfected security interest in all of JCPR's right, title and interest in, to and under the Receivables now existing and hereafter created (other than Receivables in Additional Accounts), all monies due or to become due with respect thereto (including Finance Charge Receivables), all proceeds thereof and Insurance Proceeds relating thereto and all of JCPR's rights, remedies, powers and privileges with respect to such Receivables under the Receivables Purchase Agreement and that this Agreement shall constitute a security agreement under applicable law.

     Pursuant to the request of JCPR, the Trustee has caused Certificates in authorized denominations evidencing the entire interest in the Trust to be duly authenticated and delivered to or upon the order of JCPR pursuant to Section 6.2.

     Section 2.2   Acceptance by Trustee.

             (a) The Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest previously held by JCPR in, to and under the Receivables now existing and hereafter created (other than Receivables in Additional Accounts), all monies due or to become due with respect thereto (including all Finance Charge Receivables), all proceeds thereof and Insurance Proceeds relating thereto, and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, JCPR delivered to the Trustee the computer file or microfiche list described in the third paragraph of Section 2.1.

             (b) The Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche lists delivered to the Trustee by JCPR pursuant to Sections 2.1 and 2.6, except as is required in connection with the performance of its duties hereunder or in enforcing the rights of the Certificateholders or to a Successor Servicer appointed pursuant to Section 10.2. The Trustee agrees to take such measures as shall be reasonably requested by JCPR or JCPenney to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow JCPR and JCPenney to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. The Trustee shall provide JCPR and JCPenney with written notice five days prior to any disclosure pursuant to this subsection 2.2(b).

             (c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

     Section 2.3 Representations and Warranties of JCPR Relating to JCPR. JCPR hereby represents and warrants to the Trust, with respect to any Series of Certificates, as of the date of the related Supplement and the related Closing Date, unless otherwise stated in such Supplement that:

             (a) Organization and Good Standing. JCPR is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and has full corporate power, authority and right to own its property and conduct its business an such property is presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and any

Supplement and to execute and deliver to the Trustee the Certificates pursuant hereto or thereto.

             (b) Due Qualification. JCPR is neither required to qualify, nor to register, as a foreign corporation in any state other than the State of Texas in order to conduct business, and has obtained all necessary licenses and approvals with respect to JCPR required under federal and Delaware law.

             (c) Due Authorization. The execution and delivery of this Agreement, any Supplement and the Receivables Purchase Agreement and the execution and delivery to the Trustee of the Certificates by JCPR and the consummation of the transactions provided for in this Agreement, any Supplement and the Receivables Purchase Agreement have been duly authorized by JCPR by all necessary corporate action on the part of JCPR.

             (d) No Conflict. The execution and delivery of this Agreement, any Supplement and the Receivables Purchase Agreement and the Certificates, the performance of the transactions contemplated by this Agreement, any Supplement and the Receivables Purchase Agreement and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which JCPR in a party or by which it or any of its property is bound.

             (e) No Violation. The execution and delivery of this Agreement, any Supplement, the Receivables Purchase Agreement and the Certificates, the performance of the transactions contemplated by this Agreement, any Supplement or the Receivables Purchase Agreement and the fulfillment of the terms hereof or thereof will not conflict with or violat6 any Requirements of Law applicable to JCPR.

             (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of JCPR, threatened against JCPR, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, any Supplement, the Receivables Purchase Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, any Supplement, the Receivables Purchase Agreement or the Certificates, (iii) seeking any determination or ruling that, in the reasonable judgment of JCPR, would materially and adversely affect the performance by JCPR of its obligations under this Agreement, any Supplement or the Receivables Purchase Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, any Supplement, the Receivables Purchase Agreement or the Certificates or (v) seeking to affect adversely the income tax attributes of the Trust.

             (g) Eligibility of Accounts. As of the Cut Off Date, each Account was an Eligible Account .

             (h) All Consents Required. All appraisals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement, any Supplement, the Receivables Purchase Agreement and the Certificates, the performance of the transactions contemplated by this Agreement, any Supplement or the Receivables Purchase Agreement, and the fulfillment of the terms hereof or thereof, have been obtained.

             (i) Notice of Breach. The representations and warranties set forth in this Section 2.3 shall survive the transfer of the respective Receivables to the Trust, and termination of the rights and obligations of the Servicer pursuant to Section 10.1. Upon discovery by JCPR, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

     Section 2.4 Representations and Warranties of JCPR Relating to the Agreement and any Supplement and the Receivables.

             (a) Binding Obligation, Valid Transfer and Security Interest. JCPR hereby represents and warrants to the Trust, with respect to any Series of Certificates, as of the date of the related Supplement and the related Closing Date, unless otherwise stated in such Supplement, and an of any Addition Date that:

                   (i) This Agreement and any Supplement, and, in the case of Additional Accounts, the related Transfer Agreement, each constitute a legal, valid and binding obligation of JCPR, enforceable against JCPR in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                   (ii) This Agreement and the Receivables Purchase Agreement, collectively, constitute either (A) a valid transfer to the Trust of all right, title and interest of JCPR and JCPenney in, to and under the Receivables now existing and hereafter created (other than Receivables in Additional Accounts), all monies due or to become due with respect thereto (including all Finance Charge Receivables), and all proceeds (as defined in the UCC as in effect in any state where JCPR's, JCPenney's or the Servicer's chief executive offices or books and records relating to the Receivables are located) thereof and Insurance Proceeds relating thereto, and such property will be held by the Trust free and clear of any Lien of any Person claiming through or under JCPR or JCPenney, except for (x) Liens permitted under subsection 2.5(b), (y) the interest of the Holder of the Exchangeable Certificate and (z) JCPR's right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and the Principal Account as provided in this Agreement and any Supplement or
     (B) a grant of a security interest (as defined in the UCC as in effect in any state where JCPR's, JCPenney's or the Servicer's chief executive offices or books and records relating to the Receivables are located) in such property to the Trust, which is enforceable with respect to existing Receivables (other than Receivables in Additional Accounts), all monies due or to become due with respect thereto, the proceeds thereof, and Insurance Proceeds relating thereto upon execution and delivery of this Agreement, the Receivables Purchase Agreement and any Supplement, and which will be enforceable with respect to such Receivables hereafter created, all monies due or to become due with respect thereto, the proceeds thereof and Insurance Proceeds relating thereto, upon such acquisition. If this Agreement or any Transfer Agreement constitutes the grant of a security interest to the Trust in such property, upon the filing of the financing statement described in Section 2.1 and in the case of the Receivables hereafter created and proceeds thereof and Insurance Proceeds relating to such Receivables, upon such creation, the Trust shall have a first priority perfected security interest in such property, except for Liens permitted under subsection 2.5(b). Neither JCPR, JCPenney nor any Person claiming through or under JCPR or JCPenney shall have any claim to or interest in the Principal Account, the Finance Charge Account or the Distribution Account, except for JCPR's right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and Principal Account as provided in this Agreement and any Supplement, the right of the Holder of the Exchangeable Certificate to receive payments from the Finance Charge Account and Principal Account in accordance with subsections 4.3(c)(iii) and 4.5(e), if applicable, and, if this Agreement and any Supplement constitutes the grant of a security interest in such property, except for the interest of JCPR in such property as a debtor for purposes of the UCC as in effect in any state where JCPR's, JCPenney's or the Servicer's chief executive offices or books and records relating to the Receivables are located.

             (b) Eligibility of Receivables. JCPR hereby represents and warrants to the Trust as of the Initial Closing Date that (i) each Receivable then existing is an Eligible Receivable, (ii) each Receivable then existing has been transferred to the Trust free and clear of any Lien of any Person claiming through or under JCPR (other than Liens permitted under subsection 2.5(b)) and in compliance, in all material respects, with all Requirements of Law applicable to JCPR and (iii) with respect to each Receivable then existing, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by JCPR in connection with the transfer of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect. On each day on which any new Receivable is created, JCPR shall be deemed to represent and warrant to the Trust that (i) each such Receivable is an Eligible Receivable,
(ii) each such Receivable has been transferred to the Trust free and clear of any Lien of any Person claiming through or under JCPR (other than Liens permitted under subsection 2.5(b)) and in compliance, in all material respects, with all Requirements of Law applicable to JCPR, (iii) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by JCPR or the Servicer in connection with the transfer of each such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect and (iv) the representations and warranties set forth in subsection 2.4(a) are true and correct with respect to each such Receivable as if made on such day.

             (c) Notice of Breach. The representations and warranties set forth in this Section 2.4 shall survive the transfer of the respective Receivables to the Trust, and termination of the rights and obligations of the Servicer pursuant to Section 10.1. Upon discovery by JCPR, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

          (d) Transfer of Ineligible Receivables. In the event of a breach of any representation and warranty set forth in subsection 2.4(b) hereof or subsection 4.1(1) of the Receivables Purchase Agreement, within 60 days (or with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent) of the earlier to occur of the discovery of such breach by JCPR, or receipt by JCPR of written notice of such breach given by the Trustee or Servicer, JCPR shall accept a retransfer of each Principal Receivable to which such breach relates (an "Ineligible Receivable") on the terms and conditions set forth below; provided, however, that no such retransfer shall be required to be made with respect to such Ineligible Receivable if, on any day within such 60-day period (or such longer period as may be specified in the consent), either (i) the representations and warranties in the second sentence of subsection 2.4(b) hereof or Section 4.1(1) of the Receivables Purchase Agreement, as the case may be, with respect to such Ineligible Receivable shall then be true and correct in all material respects with respect to such Ineligible Receivable as if such Ineligible Receivable had been created on such day or (ii) the aggregate amount of Ineligible Receivables outstanding at any time and with respect to which such representations and warranties continue to be incorrect in any material respect does not in the sole reasonable judgment of an officer of JCPR have a material adverse effect on the interest of the Trust in the Receivables as a whole, including the ability of the Servicer in JCPR's sole reasonable judgment to collect the Receivables. JCPR shall accept a retransfer of each such Ineligible Receivable by directing the Servicer to deduct the principal balance of each such Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate the JCPR Amount. On and after the date of such retransfer, each Ineligible Receivable so retransferred shall not be included in the calculation of the Investor Percentage, the JCPR Percentage or the JCPR Amount. In the event that the exclusion of an Ineligible Receivable from the calculation of the JCPR Amount would cause the JCPR Amount to be a negative number, on the date of retransfer of such Receivable JCPR shall make a deposit in the Collection Account in immediately available funds in an amount equal to the amount by which the JCPR Amount would be reduced below zero. The amounts so deposited are to be treated for all purposes hereof as Collections on such Ineligible Receivables. Such deposit shall be considered a prepayment in full of the Ineligible Receivable and shall be applied in accordance with Section 4.3. Upon each retransfer to JCPR of such Ineligible Receivable, the Trust shall automatically and without further action be deemed to transfer, assign and set-over to JCPR, without recourse, representation or warranty, all the right, title and interest of the Trust in, to and under such Ineligible Receivable, all monies due or to become due with respect thereto, all proceeds thereof and Insurance Proceeds relating thereto. The Trustee shall execute such documents and instruments of transfer and take such other actions as shall reasonably be requested by JCPR to effect the transfer of such Ineligible Receivable pursuant to this subsection. The obligation of JCPR to accept retransfer of any Ineligible Receivable shall constitute the sole remedy respecting any breach of the representations and warranties set forth in subsection 2.4(b) with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

          (e) Retransfer of Trust Portfolio. In the event of a breach of any of the representations and warranties set forth in subsection 2.4(a) hereof or
Section 4.1(j) or (k) of the Receivables Purchase Agreement, either the Trustee, or the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 25% of the Aggregate Investor Amount, by notice then given in writing to JCPR (and to the Trustee and the Servicer, if given by the Investor Certificateholders), may direct JCPR to accept retransfer of all of the Receivables after 45 days of such notice, or within such longer period as may be specified in such notice, and JCPR shall be obligated to accept retransfer of such Receivables on a Distribution Date first occurring after such applicable period on the terms and conditions set forth below; provided, however, that no such retransfer shall be required to be made if, at any time during such applicable period the representations and warranties contained in subsection 2.4(a) or subsection 4.1(j) or (k) of the Receivables Purchase Agreement, as the case may be, shall then be true and correct in all material respects. JCPR shall deposit on the Transfer Date (in next day funds) for the related Distribution Date an amount equal to the deposit amount provided in the next sentence for such Receivables in the Distribution Account for distribution to the Investor Certificateholders pursuant to Section 12.3. The deposit amount for such retransfer will be equal to (i) the Aggregate Adjusted Investor Amount at the end of the day on the last day of the Monthly Period preceding the Distribution Date on which the retransfer is scheduled to be made, plus (ii) an amount equal to all interest accrued but unpaid on the Investor Certificates of each Series at the relevant Certificate Rates through such last day, less the amount transferred to the Distribution Account from the Finance Charge Account on such Transfer Date in respect of Certificate Interest for such Series. Payment of the deposit amount and all other amounts in the Distribution Account in respect of the preceding Monthly Period shall be considered a prepayment in full of the Receivables represented by the Investor Certificates. On the Distribution Date following the Transfer Date on which such amount has been deposited in full into the Distribution Account, the Receivables and all monies due or to become due with respect thereto and all proceeds of the Receivables and Insurance Proceeds relating thereto shall be transferred to JCPR, and the Trustee shall execute and deliver such instruments of transfer, in each case without recourse, representation or warranty, as shall be reasonably requested by JCPR to vest in JCPR, or its designee or assignee (including JCPenney as contemplated by the provisions of the Receivables Purchase Agreement corresponding to this subsection 2.4(e)), all right, title and interest of the Trust in, to and under the Receivables, all monies due or to become due with respect thereto (including all Finance Charge Receivables) and all proceeds thereof and Insurance Proceeds relating thereto. If the Trustee or the Investor Certificateholders give a notice directing JCPR to accept a retransfer as provided above, the obligation of JCPR to accept a retransfer of the Receivables pursuant to subsection 2.4(e) shall constitute the sole remedy respecting a breach of the representations and warranties contained in subsection 2.4(a) available to the Investor Certificateholders or the Trustee on behalf of the Investor Certificateholders.

          (f) Periodic Finance Charges and Other Fees. JCPR hereby represents and warrants to the Trust that JCPR and JCPenney have entered into the Receivables Purchase Agreement and that, pursuant thereto, JCPenney has covenanted and agreed that, except as otherwise required by any Requirements of Law or as is deemed by JCPenney to be necessary in order for JCPenney to maintain its business on a competitive basis based on a good faith assessment by JCPenney of the nature of its competition in its business, JCPenney shall not reduce at any time (x) the Periodic Finance Charges assessed in respect of any Accounts, or (y) any other fees charged on any of the Accounts, if as a result of such reduction, JCPenney's reasonable expectation of the Portfolio Yield as of such date would be less than the highest of the Base Rates for the Series then outstanding.

          (g) Credit Card Agreements and Guidelines. JCPR hereby represents and warrants to the Trust that, pursuant to the Receivables Purchase Agreement, JCPenney has covenanted and agreed to comply with and perform its obligations under the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines, except insofar as any failure so to comply or conform would not materially and adversely affect the rights of the Trust or the Certificateholders hereunder or under the Certificates. In that regard, except as aforesaid, and so long as such changes are made applicable to comparable segments of the revolving credit card accounts owned and serviced by JCPenney which have characteristics the same as, or substantially similar to, the Accounts which are subject hereto, JCPenney shall be free to change the terms and provisions of such Credit Card Agreements or the Credit Card Guidelines in any respect (including, without limitation, the calculation of the amount, or the timing, of charge-offs).

  Section 2.5 Covenants of JCPR.  JCPR hereby covenants that:

          (a) Receivables Not to be Evidenced by Promissory Notes or Chattel Paper. JCPR will take no action to cause any Receivable to be evidenced by any "instrument" (as defined in the UCC as in effect in any state where JCPR's or the Servicer's chief executive offices or books and records relating to such Receivable is located). Each Receivable shall be payable pursuant to a contract which does not create a Lien on any goods purchased thereunder; provided, however, that any such Receivable which shall be payable pursuant to a contract which shall be governed by Florida law may provide for the retention of a security interest in any goods purchased by the Obligor, except those goods that are considered real property under Florida law.

          (b) Security Interests. Except for the transfers hereunder, JCPR will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; JCPR will immediately notify the Trustee of the existence of any Lien on any Receivable; and JCPR shall defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under JCPR; provided, however, that nothing in this subsection 2.5(b) shall prevent or be deemed to prohibit JCPR from suffering to exist upon any of the Receivables any Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable or if JCPR shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto; provided, further, however, that nothing in this subsection 2. 5(b) shall prevent or be deemed to prohibit JCPR from selling, pledging, assigning, transferring or granting a participation interest in the Exchangeable Certificate or the Undivided Interest in the Trust evidenced thereby to JCPenney in accordance with the terms of the Receivables Purchase Agreement or as full or partial consideration for any Receivables of JCPenney purchased by JCPR thereunder.

          (c)  Account Allocations.

               (i) In the event that JCPR is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement or any Supplement (including, without limitation, by reason of the occurrence of a Bankruptcy Event or its inability to obtain Receivables from JCPenney for any reason) then, in any such event, (A) JCPR agrees to instruct the Servicer to allocate and pay to the Trust, after the date of such inability, payments received in respect of the Accounts giving rise to such Receivables first to the total amount of

     Principal Receivables from such Accounts transferred to the Trust; and (B) JCPR agrees to have such amounts applied as Collections in accordance with
     Section 4.3. If such event shall occur, it shall be deemed a Pay Out Event immediately upon the occurrence thereof. The parties hereto agree that Finance Charge Receivables, whenever created, with respect to Principal Receivables which have been transferred to the Trust shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Section 4.3.

               (ii) In the event that pursuant to subsection 2.4(d), JCPR accepts a retransfer of an Ineligible Receivable as a result of a breach of the representations and warranties in subsection 2.4(b) relating to such Receivable, then, in any such event, JCPR agrees to instruct the Servicer to allocate payments received in respect of the Account giving rise to such Receivable first to the total amount of Receivables of the appropriate Obligor retained in the Trust and thereafter to the total amount owing by such Obligor on any Ineligible Receivable retransferred to JCPR.

          (d) Delivery of Collections. JCPR agrees to pay to the Servicer all payments received by JCPR in respect of the Receivables as soon as practicable after receipt thereof by JCPR.

          (e) Nonconveyance of Accounts. JCPR covenants and agrees that it will enforce the provisions of the Receivables Purchase Agreement prohibiting JCPenney from conveying, assigning, exchanging or otherwise transferring the Accounts to any Person prior to the termination of this Agreement and any Supplement pursuant to Article XII hereof.

          (f) Regulatory Filings. JCPR shall make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements laws.

  Section 2.6  Addition of Accounts.

          (a) If during any period of 30 consecutive days, the JCPR Amount averaged over that period is less than the Minimum JCPR Percentage of the Average Principal Receivables, JCPR shall, under the terms of the Receivables Purchase Agreement, require JCPenney to transfer the Receivables of additional Eligible Accounts to be included as Accounts, and JCPR shall purchase Receivables in such Additional Accounts under the Receivables Purchase Agreement and transfer such Receivables to the Trust, in a sufficient amount so that the average of the JCPR Amount as a percent of the Average Principal Receivables during such 30 day period would have, if the Receivables from such Accounts had been transferred to the Trust on the first day of such 30 day period, at least equaled the Minimum JCPR Percentage.

          (b) In addition to its obligation under subsection 2.6(a), JCPR may, but shall not be obligated to, from time to time, agree with JCPenney to designate Additional Accounts to be included as Accounts.

          (c) At any time that the Receivables in substantially all the Eligible Accounts of any Cycle have been transferred to the Trust, then on each day that an Eligible Account is added to such Cycle such Eligible Account shall, until notice from JCPR to the Trustee to the contrary, automatically be included as an Additional Account effective as of such data of inclusion in such Cycle.

          (d) JCPR agrees that any Receivables from Additional Accounts shall first be sold by JCPenney to JCPR and transferred by JCPR to the Trust under subsection 2.6(a), (b) or (c) upon and subject to the following conditions:

              (i) On or before the fifth Business Day (the "Notice Date") prior to the Addition Date in respect of Additional Accounts added pursuant to subsection 2. 6(a) or (b), JCPR shall give the Trustee and the Servicer written notice that such Additional Accounts will be included and specifying the approximate aggregate amount of the Receivables to be transferred;

              (ii) JCPR (A) shall require JCPenney to transfer Receivables only in Eligible Accounts, and (B) shall, if the designation of Additional Accounts is made pursuant to subsection 2.6(b) and if the sum of Principal Receivables in the Trust as of the related Notice Date after giving effect to the addition of such Additional Accounts would exceed $50,000,000 more than the greater of (x) the amount of Principal Receivables in the Trust on the Initial Closing Date and (y) the amount of Principal Receivables in the Trust on the most recent date when the terms of this subsection 2.6(d)(ii)(B) were complied with, deliver a letter from a Rating Agency to the Trustee by the Addition Date confirming that the addition of such Additional Accounts will not adversely affect the rating of any Series of Investor Certificates which has been rated by such Rating Agency;

              (iii) On or prior to the Addition Date, in respect of Additional Accounts added pursuant to subsection 2.6(a) or (b), and on or before five Business Days after the first day of the Monthly Period next succeeding the Monthly Period in which Additional Accounts were added pursuant to subsection 2.6(c), JCPR shall have delivered to the Trustee a written transfer agreement (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Investor Certificateholders) in substantially the form of Exhibit E (the "Transfer Agreement") and shall have indicated in its computer files and caused JCPenney to indicate in its computer files that the Receivables created in connection with such Additional Accounts have been sold by JCPenney to JCPR and transferred by JCPR to the Trust; and shall have delivered (or caused JCPenney so to do) to the Trustee a computer file or microfiche list containing a true and complete list of all Additional Accounts identified by account number and the aggregate amount of the Receivables in such Additional Accounts as of the Addition Date in respect of Additional Accounts added pursuant to subsection 2.6(a) or (b) or as of such fifth Business Day of the month in respect of Additional Accounts added during the preceding month pursuant to subsection 2.6(c), which computer file or microfiche list shall be marked as Schedule 1 to the Transfer Agreement, delivered to the Trustee as confidential and proprietary, shall be as of the date of such Transfer Agreement and incorporated into and made a part of such Transfer Agreement, this Agreement and any Supplement;

              (iv) JCPR shall represent and warrant that (x) each Additional Account is, as of the applicable Addition Date, an Eligible Account, (y) in the case of an addition pursuant to subsection 2.6(a) or 2.6(b), no selection procedures believed by JCPR to be materially adverse to the interests of the Investor Certificateholders or the Letter of Credit Banks were utilized in selecting the Additional Accounts from the available Eligible Accounts of JCPenney or, in the case of an addition pursuant to subsection 2.6(c), in adding any such Additional Account to any Cycle, and (z) as of the Addition Date, neither JCPR nor JCPenney is insolvent;

              (v) JCPR shall represent and warrant that, as of the Addition Date, the Transfer Agreement and Receivables Purchase Agreement, collectively, constitute either (x) a valid transfer or, in the case of Accounts added pursuant to subsection 2.6(c), confirmation of transfer to the Trust of all right, title and interest of JCPR and JCPenney in, to and under the Receivables then existing and thereafter to be created, all monies due or to become due with respect thereto (including all Finance Charge Receivables), and all proceeds (including, without limitation, "proceeds" as defined in the UCC as in effect in any state where JCPR's, JCPenney's or the Servicer's chief executive offices or books and records relating to the Receivables are located) of such Receivables and Insurance Proceeds relating thereto and all of JCPR's rights, remedies, powers and privileges with respect to such Receivables under the Receivables Purchase Agreement, and such property will be held by the Trust free and clear of any Lien of any Person claiming through or under JCPR or JCPenney, except for (i) Liens permitted under subsection 2.5(b), (ii) the interest of the Holder of the Exchangeable Certificate and (iii) JCPR's right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and the Principal Account as provided in this Agreement and any Supplement or (y) a grant of a security interest (as defined in the UCC as in effect in any state where JCPR's, JCPenney's or the Servicer's chief executive offices or books and records relating to the Receivables are located) in such property to the Trust, which is enforceable with respect to then existing Receivables of the Additional Accounts, all monies due or to become due with respect thereto, the proceeds thereof and Insurance Proceeds relating thereto upon the transfer of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts, the proceeds thereof and Insurance Proceeds relating thereto upon such transfer; and (z) if the Transfer Agreement constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing statement as described in Section 2.1 with respect to such Additional Accounts and in the case of the Receivables of Additional Accounts thereafter created and the proceeds thereof, and Insurance Proceeds relating to such

     Receivables, upon such transfer, the Trust shall have a first priority perfected security interest in such property, except for Liens permitted under subsection 2.5(b);

              (vi) JCPR shall, on the Addition Date for Additional Accounts added pursuant to subsection 2.6 (a) or (b), deliver a certificate of a Vice President or more senior officer confirming the items set forth in paragraphs (ii), (iii), (iv) and (v) above; and

              (vii) JCPR shall, on the Addition Date for Additional Accounts added pursuant to subsection 2. 6 (a) or (b), deliver an Opinion of Counsel with respect to the Receivables in the Additional Accounts substantially in the form of Exhibit K.

          (e) JCPR shall provide to each Rating Agency prior written notice each time Additional Accounts are added to the Trust pursuant to subsection 2.6(a) or
(b).

  Section 2.7 Removal of Accounts.

          (a) Subject to the conditions set forth below, under the terms of the Receivables Purchase Agreement, JCPR may designate from time to time, Accounts no longer to be designated for inclusion in the Trust (the "Removed Accounts"); provided, however, that JCPR shall not make more than one such designation in any Monthly Period. On or before the fifth Business Day (the "Removal Notice Date") prior to the date on which Removed Accounts shall be designated (the "Removal Date"), JCPR shall give the Trustee and the Servicer written notice that the Receivables from such Removed Accounts are to be retransferred to JCPR.

          (b) JCPR shall be permitted to designate and require retransfer to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions:

              (i) JCPR (a) shall designate Removed Accounts having a minimum aggregate amount of Principal Receivables as of the related Removal Notice Date equal to at least 2% of the Principal Receivables in the Trust as of such Removal Notice Date, and (b) shall deliver a letter from each Rating Agency that has rated any Series to the Trustee by such Removal Date confirming that the removal of such Removed Accounts will not adversely affect the rating of such Series of Investor Certificates;

              (ii) On each Removal Date, the Trustee shall deliver to JCPR a written retransfer in substantially the form of Exhibit O (the "Retransfer Agreement") and JCPR shall deliver to the Trustee a computer file, microfiche or written list containing a true and complete schedule identifying all Removed Accounts specifying for each such Removed Account, as of the Removal Notice Date, its account number and the aggregate amount of Receivables therein. Such computer file, microfiche or written list shall be as of the date of such Retransfer Agreement incorporated into and made a part of this Agreement and any Supplement;

              (iii) JCPR shall represent and warrant as of each Removal Date that (a) the list of Removed Accounts, as of the Removal Notice Date, complies in all material respects with the requirements of (ii) above; (b) no selection procedure used by JCPR which is adverse to the interests of the Investor Certificateholders or the Letter of Credit Banks was utilized in selecting the Removed Accounts; and (c) as of the Removal Notice Date and as of the Removal Date, neither JCPenney nor JCPR is insolvent;

              (iv) The removal of any Receivables of any Removed Accounts on any Removal Date shall not, in the reasonable belief of JCPR, cause a Pay Out Event, or an event which with notice or lapse of time or both would constitute a Pay Out Event, with respect to any Series to occur; and

              (v) JCPR shall have delivered to the Trustee a certificate of an officer of JCPR confirming the items set forth in (i) through (iv) above. The Trustee may conclusively rely on such certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

     Upon satisfaction of the above conditions, the Trustee shall execute and deliver the Retransfer Agreement to JCPR, and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust.

                                  ARTICLE III

                         ADMINISTRATION AND SERVICING
                                 OF RECEIVABLES

     Section 3.1 Acceptance of Appointment and Other Matters Relating to the Servicer.

             (a) In connection with and in consideration for the acquisition of the Receivables by JCPR from JCPenney in accordance with the Receivables Purchase Agreement, and on behalf of JCPR to facilitate the secured credit-enhanced financing for JCPR contemplated by this Agreement, JCPenney agrees to act as the Servicer under this Agreement. The Investor Certificateholders by their acceptance of the Investor Certificates consent to JCPenney acting as Servicer.

             (b) Notwithstanding subsection 6.3(b), the Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Credit Card Guidelines and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.1, the Servicer is hereby authorized and empowered (i) to make withdrawals from the Collection Account as set forth in this Agreement, (ii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to
Section 10.1, to instruct the Trustee to make withdrawals and payments from the Principal Account and the Finance Charge Account in accordance with such instructions as set forth in this Agreement, (iii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.1, to make draws on any Letter of Credit as set forth in this Agreement, and (iv) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables. The Trustee agrees that it shall promptly follow the instructions of the Servicer to withdraw funds from the Principal Account and the Finance Charge Account and make drawings under any Letter of Credit. The Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

            (c) (i) In the event that JCPR is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement and any Supplement (including, without limitation, by reason of the occurrence of a Bankruptcy Event or its inability to obtain Receivables from JCPenney for any reason) then, in any such event, (A) the Servicer agrees to allocate and pay to the Trust, after such date, all Collections in respect of the Accounts giving rise to such Receivables first to the total amount of Principal Receivables from such Accounts transferred to the Trust.

                 (ii) In the event that pursuant to subsection 2.4(d), JCPR accepts a retransfer of an Ineligible Receivable as a result of a breach of the representations and warranties in subsection 2.4(b) relating to such Receivable, then, in any such event, the Servicer agrees to allocate payments received in respect of the Account giving rise to such Receivable first to the total amount of Receivables of the appropriate Obligor retained in the Trust and thereafter to the total amount owing by such Obligor on any Ineligible Receivables retransferred to JCPR.

          (d) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables.

          (e) The Servicer shall not be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables.

   Section 3.2 Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a monthly servicing fee in respect of any Monthly Period (or portion thereof) prior to the termination of the Trust pursuant to Section 12.1, payable in arrears on each Transfer Date in an amount equal to the total for all Series of the following amount calculated for each Series: 1/12th of the product of (A) the Servicing Fee Percentage for such Series times (B) the sum of (i) a pro rata portion (based on the Investor Amount of each Series) of the JCPR Amount and (ii) the applicable Investor Amount as of the first day of the related Monthly Period, or portion thereof (the "Monthly Servicing Fee"). The share of the Monthly Servicing Fee allocable to each Series of the Investor Certificateholders with respect to any Monthly Period (or portion thereof) shall be equal to one-twelfth the product of (A) the Servicing Fee Percentage for such Series, and (B) the Adjusted Investor Amount for such Series on the first day of such Monthly Period or on the Closing Date for such Series, as the case may be, (with respect to such Series, the "Investor Monthly Servicing Fee") and shall be paid to the Servicer pursuant to Section 4.5. The remainder of the Monthly Servicing Fee shall be paid by JCPR and in no event shall the Trust, the Trustee or the Investor Certificateholders be liable for the share of the Monthly Servicing Fee to be paid by JCPR and no drawing may be made under any Letter of Credit with respect thereto. In the case of the Monthly Period in which a Closing Date occurred for any Series, the Monthly Servicing Fee and the Investor Monthly Servicing Fee with respect to such Series shall accrue from the date interest begins to accrue with respect to such Series.

     The Servicer's expenses include the reasonable fees and disbursements of independent accountants and all other expenses incurred by the Servicer in connection with its activities hereunder; provided that the Servicer shall not be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith). The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Monthly Servicing Fee.

     Section 3.3 Representations and Warranties of the Servicer. The Servicer hereby makes the following representations and warranties on which the Trustee has relied in accepting the Receivables in trust and in authenticating
Certificates:

             (a) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power, authority and right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement, any Supplement and the Receivables Purchase Agreement.

          (b) Due Qualification. The Servicer is qualified as a foreign corporation in any state where it is required to be so qualified to service the Receivables as required by this Agreement and has obtained all necessary licenses and approvals as required under federal and state law, in each case, where the failure to be so qualified, licensed or approved, could reasonably be expected materially and adversely to affect the ability of the Servicer to comply with the terms of this Agreement.

          (c) Due Authorization. The execution, delivery, and performance of this Agreement, any Supplement and the Receivables Purchase Agreement have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer.

          (d) Binding Obligation. This Agreement, any Supplement and the Receivables Purchase Agreement constitute a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

          (e) No Violation. The execution and delivery of this Agreement, any Supplement and the Receivables Purchase Agreement by the Servicer, and the performance of the transactions contemplated by this Agreement, any Supplement and the Receivables Purchase Agreement and the fulfillment of the terms hereof and thereof applicable to the Servicer, will not conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirements of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound.

          (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any Supplement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement, any Supplement or the Receivables Purchase Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, any Supplement or the Receivables Purchase Agreement.

   Section 3.4  Reports and Records for the Trustee; Bank Account Statements.

          (a) Initial Report. On the day on which the Series A Investor Certificates are issued (the "Initial Closing Date"), the Servicer shall prepare and deliver to the Trustee, the related Letter of Credit Bank, Moody's and Standard & Poor's an Officer's Certificate substantially in the form of Exhibit F setting forth the Servicer's best estimate of (i) the aggregate amount of Principal Receivables as of the end of the second day preceding the Closing Date and (ii) the aggregate amount of Finance Charge Receivables as of the end of the second day preceding the Initial Closing Date.

          (b) Daily Reports. On each Business Day, the Servicer shall prepare and make available at the office of the Servicer for inspection by the Trustee a record setting forth (i) the aggregate amount of Collections processed by the Servicer on the preceding Business Day and (ii) the aggregate amount of Receivables as of the close of business on the preceding Business Day.

          (c) Monthly Servicer's Certificate. For each Series, on each Determination Date, the Servicer shall forward to the Trustee, the Paying Agent, any Rating Agency and the appropriate Letter of Credit Bank a certificate of a Servicing Officer substantially in the form of Exhibit G setting forth (i) the aggregate amount of Collections processed during the preceding Monthly Period,
(ii) the aggregate amount of the Investor Percentage of Collections of Principal Receivables processed by the Servicer pursuant to Section 4.3 during the preceding Monthly Period for such Series, (iii) the aggregate amount of the Investor Percentage of Collections of Finance Charge Receivables and Net Recoveries processed by the Servicer pursuant to Section 4.3 during the preceding Monthly Period for such Series, (iv) the aggregate amount of Receivables and the balance on deposit in, or to be deposited on the Collections Deposit Date in, the Finance Charge Account and the Principal Account with respect to Collections processed as of the end of the last day of the preceding Monthly Period for such Series, (v) the aggregate amount, if any, of drawings pursuant to Section 4.5 or 4.9 under the appropriate Letter of Credit required to be made on the succeeding Drawing Date, (vi) the aggregate amount to be paid to the Letter of Credit Bank, JCPR or JCPenney, as the case may be, from the Finance Charge Account pursuant to Section 4.5, (vii) the Stated L/C Amount and Available L/C Amount, in each case as of the opening of business on the succeeding Drawing Date and the close of business on the succeeding Distribution Date, (viii) the statement required by Section 5.2 and (ix) the sum of all amounts payable to the Investor Certificateholders of such Series on the succeeding Distribution Date in respect of Certificate Interest and Certificate Principal.

     Section 3.5 Annual Servicer's Certificate. The Servicer will deliver to the Trustee, any Letter of Credit Bank, and any Rating Agency on or before April 15 of each calendar year, beginning with April 15, 1989, an Officer's Certificate substantially in the form of Exhibit H stating that (a) a review of the activities of the Servicer during the preceding calendar year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has fully performed all its obligations under this Agreement throughout such year, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

     Section 3.6   Annual Independent Public Accountants' Servicing Report.

             (a) On or before April 15 of each calendar year, beginning with April 15, 1989, the Servicer shall cause Peat Marwick Main & Co. or another firm of nationally recognized independent public accountants (who may also render other services to the Servicer or JCPR) to furnish a report covering the preceding annual period to the effect that such accountants have applied certain agreed-upon procedures to certain documents and records relating to the servicing of Accounts under this Agreement, compared the information contained in the Servicer's certificates delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with Sections 3.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9 and
8.8 of this Agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement. In addition, each report shall set forth the agreed-upon procedures performed. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

             (b) On or before April 15 of each calendar year, beginning with April 15, 1989, the Servicer shall cause Peat Marwick Main & Co. or another firm of nationally recognized independent public accountants (who may also render other services to the Servicer or JCPR) to furnish a report to the Trustee to the effect that they have compared the mathematical calculations of each amount set forth in the monthly certificates forwarded by the Servicer pursuant to subsection 3.4(c) during the period covered by such report (which shall be the period from January 1, to and including

December 31 of such calendar year) with the Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

     Section 3.7 Tax Treatment. JCPR has structured this Agreement, any Supplement and the Investor Certificates to facilitate a secured, credit-enhanced financing on favorable terms with the intention that the Investor Certificates will constitute indebtedness of JCPR for federal income and state and local tax purposes; and JCPR and each Investor Certificateholder by acceptance of its Certificate agrees to recognize and report the Investor Certificates as indebtedness of JCPR for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, and to report all receipts and payments relating thereto in a manner that is consistent with such characterization.

     Section 3.8 Notices to JCPenney. In the event that JCPenney is no longer acting as Servicer, any Successor Servicer appointed pursuant to Section 10.2 shall deliver or make available to JCPenney each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.4, 3.5 and 3.6.


                                  ARTICLE IV

                  RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                        AND APPLICATION OF COLLECTIONS

     Section 4.1 Rights of Certificateholders. Each Series of Investor Certificates shall represent Undivided Interests in the Trust, including the benefits of any Letter of Credit issued with respect to such Series and the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be deposited in Investor Accounts for the account of such Series or paid to the Investor Certificateholders of such Series; provided, however, that the aggregate interest represented by such Certificates at any time in the Principal Receivables shall not exceed an amount equal to the Aggregate Investor Amount at such time. The Exchangeable Certificate shall represent the remaining Undivided Interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be paid to JCPR as Holder of the Exchangeable

Certificate, provided, however, that the aggregate interest represented by such Certificate at any time in the Principal Receivables shall not exceed the JCPR Amount at such time and such Certificate shall not represent any interest in the Investor Accounts or the benefits of any Letter of Credit or Repurchase Letter of Credit, except for JCPR's right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and Principal Account as provided in this Agreement, right of JCPR or the Holder of the Exchangeable Certificate to receive payments from the Finance Charge Account and Principal Account in accordance with subsections 4.3(c)(iii) and 4.5(e) and, if this Agreement or any Supplement constitutes the grant of a security interest in such property, except for the interest of JCPR in such property as a debtor for purposes of the UCC as in effect in any state where JCPR's or the Servicer's chief executive offices and books and records relating to the Receivables are located.

     Section 4.2  Establishment of Investor Accounts.

             (a) The Collection Account. The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trust, or cause to be established and maintained, with an office or branch located in the state designated by the Servicer of a depository institution or trust company (which may include the Trustee) organized under the laws of the United States of America or any one of the states thereof a non-interest bearing segregated account (the "Collection Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders; provided, however, that at all times the certificates of deposit, short-term deposits or commercial paper (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from the applicable Rating Agency of P-1, A-1 or its equivalent, respectively, and which is a member of the FDIC or FSLIC (a "Qualified Institution"). Pursuant to Section 3.1(b), the Servicer shall have the revocable power to withdraw funds from the Collection Account for the purposes of carrying out its duties hereunder.

             (b) The Finance Charge Account and Principa1 Account. The Trustee, for the benefit of the Investor Certificateholders, shall establish and maintain in the name of the Trust, with an office or branch of a Qualified Institution, two segregated trust accounts (the "Finance Charge Account" and the "Principal Account," respectively), bearing a designation clearly indicating that the funds therein are held for the benefit of the Investor Certificateholders. Pursuant to authority granted to it hereunder, the Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Finance Charge Account and Principal Account for the purpose of carrying out the Servicer's duties hereunder. The Principal Account and the Finance Charge Account shall be book-entry accounts of the Trustee; provided that the Qualified Institution at all times shall maintain accurate records reflecting each transaction in the Principal Account and the Finance Charge Account and shall provide copies of such records to the Trustee and that funds held therein shall at all times be held in trust for the benefit of the Investor Certificateholders.

          (c) The Distribution Account. The Trustee, for the benefit of the Investor Certificateholders, shall cause to be established and maintained in the name of the Trust, with an office or branch of a Qualified Institution, a non-interest bearing segregated demand deposit account (the "Distribution Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Investor Certificateholders. The Paying Agent shall have the revocable authority to make withdrawals from the Distribution Account.

          (d) Administration of the Investor Accounts. Funds on deposit in the Principal Account and the Finance Charge Account shall at all times be invested in Permitted Investments for the benefit of JCPR; provided, that any such investment shall mature and such funds shall be available for withdrawal on or prior to the Transfer Date following the Record Date occurring in the Monthly Period in which such funds were processed for collection. The Qualified Institution which maintains such Accounts shall maintain for the benefit of the Investor Certificateholders and the Servicer possession of the negotiable instruments or securities evidencing the Permitted Investments described in clause (a) of the definition thereof from the time of purchase thereof until the time of sale or maturity. At the end of each month, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Principal Account and the Finance Charge Account shall be deposited in a separate deposit account with a Qualified Institution in the name of JCPR, which shall not constitute a part of the Trust, or shall otherwise be turned over by the Trustee to JCPR not less frequently than monthly. Subject to the restrictions set forth above, JCPR shall have the authority to instruct the Qualified Institution with respect to the investment of funds on deposit in the Principal Account and the Finance Charge Account. For purposes of determining the availability of funds or the balances in the Finance Charge Account and the Principal Account for any reason under this Agreement, all investment earnings on such funds shall be deemed not to be available or on deposit. Schedule 2, which is hereby incorporated into and made a part of this Agreement, identifies each of the Collection Account and the Investor Accounts by setting forth the account number of such account, the account designation of such account and the name of the institution with which such account has been established.

     Section 4.3  Collections and Allocations.

             (a) Collections. The Servicer shall deposit all Collections in the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following such Date of Processing; provided, however, that for so long as, and only so long as (i) JCPenney is the Servicer, (ii) the short term debt rating of JCPenney is not reduced below A-1/P-1 by either Rating Agency; and (iii) there is no Servicer Default under Section 10.1, JCPR may, in its discretion, permit the Servicer to retain Collections and not deposit them in the Collection Account until the next Collections Deposit Day, at which time such Collections, netted as provided in subsection 4.3(d), shall be deposited in the Collection Account; provided, further, however, that JCPR may not permit the Servicer to retain Collections and the Servicer will be required to make daily deposits of Collections to the Collection Account in accordance with this subsection 4.3(a) for a period of five consecutive Business Days commencing within 30 days before or after each anniversary of the Initial Closing Date.

     The Servicer shall, as described in subsection 4.3(c), withdraw the required amounts from the Collection Account and deposit such amounts into the Principal Account or the Finance Charge Account or pay such amounts to the Holder of the Exchangeable Certificate or to the other persons entitled thereto pursuant to this Agreement. The Servicer shall make such deposits or payments on the date indicated therein, if applicable, by wire transfer in next day funds.

             (b) Allocations Among Series. Prior to the close of business on the day any Collections are deposited in the Collection Account, the Servicer shall:

                 (i) determine the portion allocable to each Series of the aggregate amount of Collections processed in respect of Finance Charge Receivables on such day (the "Daily Series Finance Charge Allocation"), which portion shall be equal to the product of (A) the aggregate amount of such Collections in respect of Finance Charge Receivables, multiplied by
     (B) the Investor Percentage of such Series applicable to Finance Charge Receivables as of such day; and

                 (ii) determine the portion allocable to each Series of the aggregate amount of Collections processed in respect of Principal Receivables on such day (the "Daily Series Principal Allocation"), which portion shall be equal to the product of (A) the aggregate amount of such Collections in respect of Principal Receivables, multiplied by (B) the Investor Percentage of such Series applicable to Principal Receivables as of such day.

          (c) Allocations and Payments. The Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, pay or deposit the following amounts as set forth below, except as provided in subsection 4.3(f):

               (i)   For each Series in its Revolving Period:

                     (A) Allocate to, and deposit in the Finance Charge Account for the account of the applicable Series, an amount equal to the Daily Series Finance Charge Allocation for such Series for such day; and

                     (B) Allocate and pay to JCPR an amount equal to the Daily Series Principal Allocation for such Series for such day;

               (ii)  For each Series in its Amortization Period:

                     (A) Allocate to, and deposit in the Finance Charge Account for the account of the applicable Series, an amount equal to the Daily Series Finance Charge Allocation for such Series for such day; and

                     (B) Allocate to, and deposit in the Principal Account for the account of the applicable Series, an amount equal to the Daily Series Principal Allocation for such Series for such day;

               (iii) For the Exchangeable Certificate: Throughout the existence of the Trust, the Servicer shall pay to the Holder of the Exchangeable Certificate an amount equal to the product of (A) the applicable JCPR Percentage and (B) the aggregate amount of such Collections deposited in the Collection Account in respect of Principal Receivables and Finance Charge Receivables, respectively, on such day.

          (d) Net Payments. So long as JCPenney is the Servicer and JCPenney, as Servicer, is making deposits to the Collection Account in accordance with the first proviso to subsection 4.3(a), JCPenney, acting as Servicer and as agent for

JCPR, may make a net payment to the Collection Account on the Collections Deposit Day in the amount of all Collections received by JCPenney since the previous Collections Deposit Date, minus all amounts payable to JCPenney or JCPR on or before the next succeeding Transfer Date in accordance with subsection 4.3(c) and subsections 4.5(d) and (e) and, in such event, JCPenney will, on the Collections Deposit Date, retain, or pay to JCPR, as the case may be, all amounts payable to JCPenney or JCPR as aforesaid in lieu of the payments required to be made under said subsections.

          (e) Investor Net Recoveries. On each Determination Date, the Servicer shall calculate with respect to each Series the Investor Net Recoveries for such Series, if any, for the Monthly Period next preceding such Determination Date. On or before the Transfer Date next following such Determination Date, (i) with respect to each Series in its Amortization Period, the Servicer shall transfer the amount of Investor Net Recoveries, if any, for each such Series from the amount on deposit in the Principal Account for the account of such Series to the Finance Charge Account for the account of such Series and (ii) for each Series in its Revolving Period, JCPR shall deposit the amount of Investor Net Recoveries, if any, for each such Series in the Finance Charge Account for the account of such Series. If JCPR shall fail to make such deposit in full, the Servicer shall deposit any deficiency on behalf of JCPR and shall be entitled to deduct the amount of such deposit from future payments to JCPR hereunder.

          (f) Reallocation of Collections. (i) No payment may be made in respect of Collections of Principal Receivables or Finance Charge Receivables to JCPR pursuant to Section 4.3(c)(i)(B) or to the Holder of the Exchangeable Certificate pursuant to Section 4.3(c)(iii) if the JCPR Amount is zero or to the extent any payment in respect of Principal Receivables would be greater than the JCPR Amount.

              (ii) If any amount is not paid to JCPR or to the Holder of the Exchangeable Certificate pursuant to the preceding clause (i), then on the Date of Processing on which such payment is not made, in respect of the amount of Collections of Finance Charge Receivables and Principal Receivables not so paid on such day, and on each remaining Date of Processing in such Monthly Period, the Investor Percentage of each outstanding Series and the JCPR Percentage shall be determined by substituting as the denominator of the fraction used to determine the Investor Percentage of each such Series the greater of (A) the aggregate amount of Principal Receivables as of the end of such day or (B) the Aggregate Investor Amount as of the end of such day. The Investor

     Percentages and JCPR Percentages so determined shall be used in applying the provisions of this Section 4.3 on each such Date of Processing.

                  (iii) Payments which would be made to JCPR pursuant to subsection 4.3(c)(i)(B) but for the operation of subsection 4.3(f)(i) shall be retained in the Collection Account and (A) so long as a Pay Out Event shall not have occurred with respect to one or more particular Series, the amounts retained in respect of such Series shall be paid to JCPR pursuant to such subsection 4.3(c)(i)(B) as and to the extent such payment is permitted under clauses (i) and (ii) of this subsection 4.3(f) or (B) if a Pay Out Event shall have occurred with respect to one or more particular Series, the amounts retained in respect of such Series shall be applied as if such amounts had been Collections in respect of Principal Receivables processed on the applicable Pay Out Commencement Date.

     Section 4.4  Defaulted Accounts.

             (a) On each Determination Date, the Servicer shall calculate with respect to each Series the Investor Default Amount for such Series, if any, for the Monthly Period next preceding such Determination Date.

             (b) If on any Transfer Date the Investor Default Amount with respect to any Series for the Monthly Period next preceding such Transfer Date exceeds the sum of (a) such Series' Finance Charge Collections remaining after giving effect to the withdrawal pursuant to subsection 4.5(a) on such Transfer Date plus (b) (i) the Available L/C Amount, if any, for the Letter of Credit relating to such Series as of the last day of the preceding month minus (ii) the amount of drawings, if any, made or to be made pursuant to subsection 4.5(a) under such Letter of Credit on the Drawing Date occurring during the Monthly Period in which such Determination Date occurs, the Investor Amount for such Series shall be reduced by the amount of such excess (an "Investor Charge Off"). Investor Charge Offs may be reimbursed only pursuant to subsection 4.5(c).

     Section 4.5 Monthly Payments. On each Determination Date, the Servicer shall instruct the Trustee to withdraw and the Trustee, acting in accordance with such instructions, shall withdraw on the succeeding Transfer Date the amounts required to be withdrawn from the Finance Charge Account pursuant to subsections 4.5(a), (b), (c), (d) and (e). On each Determination Date, the Servicer shall also notify the Trustee of the amounts to be drawn by the Servicer under the Letters of Credit with respect to each Series pursuant to subsections 4.5(a), (b), (c) and (d) on the first Business Day prior to the succeeding Transfer Date (a "Drawing Date"), specifying in such notice the aggregate amount of the drawing to be made on such Drawing Date. Each such instruction and notice required by this Section 4.5 shall be in substantially the form of Exhibit I hereto.

          (a) Current Certificate Interest with respect to each Series. With respect to each Series, on each Transfer Date, the Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Finance Charge Account to the extent funds were available from Collections processed during the preceding Monthly Period and deposited for the account of such Series pursuant to subsection 4.3(c) or 4.3(e) (with respect to each Series, "Finance Charge Collections"), (i) first an amount equal to interest at the Certificate Rate for such Series for the Monthly Period ended prior to such Transfer Date on the Adjusted Investor Amount for such Series determined as of the opening of business on the first day of such Monthly Period, and (ii) then, an amount equal to the amount of any unpaid Deficiency Amounts with respect to such Series, as defined below, and on such Transfer Date the Trustee shall deposit such funds into the Distribution Account for payment to the Certificateholders of such Series. If the Finance Charge Collections with respect to such Series would be less than the amount required to be deposited pursuant to this subsection 4.5(a), on the Drawing Date preceding such Transfer Date the Servicer shall make a drawing under each Letter of Credit relating to such Series, if any, in the amount of such deficiency (up to the Available L/C Amount) and on the related Transfer Date the proceeds from such drawings shall be deposited into the Distribution Account for the benefit of such Series. If the amounts described in this subsection 4.5(a) are insufficient to pay such interest to any Series in respect of any Monthly Period, payments to the Certificateholders of such Series will be reduced by the amount of such deficiency. The amount, if any, of such deficiency for any month shall be referred to as the "Deficiency Amount," with respect to such Series. Interest shall not accrue on Deficiency Amounts.

          (b) Defaults with respect to each Series. With respect to each Series, on each Transfer Date, after giving effect to the withdrawal pursuant to subsection 4.5(a), the Trustee, acting in accordance with instructions from the Servicer, shall withdraw from such Series' Finance Charge Collections an amount equal to the Investor Default Amount for such Series, if any, for the preceding Monthly Period (less the aggregate amount of Investor Charge Offs in respect of such Monthly Period) and shall (i) during the Revolving Period for such Series, apply such amount for such Series in accordance with subsection 4.3(c)(i)(B) and
(ii) during the Amortization Period for any

Series, deposit such amount into the Distribution Account for distribution to the Investor Certificateholders of such Series on the Distribution Date immediately following such Transfer Date. If such Series' Finance Charge Collections would be less than the amount required to be deposited with respect to such Series pursuant to this subsection 4.5(b), on the Drawing Date preceding such Transfer Date the Servicer shall make a drawing under the Letter of Credit, if any, relating to such Series in the amount of such deficiency relating to the Series (up to the Available L/C Amount after giving effect to the drawing pursuant to subsection 4.5(a)) and on the related Transfer Date the proceeds from such drawings shall be deposited for the benefit of such Series as provided in the next preceding sentence.

          (c) Reimbursement of Investor Charge Offs with respect to each Series. With respect to each Series, on each Transfer Date after giving effect to the withdrawals, drawings and transfers pursuant to subsections 4.5(a) and (b), the Trustee, acting in accordance with instructions of the Servicer, shall withdraw from such Series' Finance Charge Collections an amount equal to the aggregate amount of Investor Charge Offs for such Series, if any, which have not theretofore been reimbursed pursuant to this subsection 4.5(c) and (i) shall pay such amount for such Series during its Revolving Period in accordance with subsection 4.3(c)(i)(B) and (ii) during the Amortization Period for such Series, shall deposit such amount for such Series into the Distribution Account for distribution to the Certificateholders of such Series on the Distribution Date immediately following such Transfer Date. If such Series' Finance Charge Collections would be less than the amount required to be deposited with respect to such Series pursuant to this subsection 4.5(c), on the Drawing Date preceding such Transfer Date the Servicer, shall make a drawing under the Letter of Credit, if any, relating to such Series in the amount of such deficiency (up to the Available L/C Amount after giving effect to the drawings pursuant to subsections 4.5(a) and (b)) and on the related Transfer Date the proceeds from such drawing shall be deposited as provided in the next preceding sentence. On the date of any such reimbursement, the Investor Amount for such Series shall be increased by the amount of such reimburse ment of Investor Charge Offs allocated to or drawn under the Letter of Credit relating to such Series.

          (d) Investor Monthly Servicing Fee and Investor Monthly Facility Fee with respect to each Series. With respect to each Series on each Transfer Date, after giving effect to the withdrawals pursuant to subsections 4.5(a), (b) and
(c) the Trustee, acting in accordance with instructions from the Servicer, shall withdraw from such Series' Finance Charge Collections an amount equal to the Investor Monthly Servicing Fee and the Investor Monthly Facility Fee for such Series accrued in respect of the preceding Monthly Period, plus all accrued and unpaid Investor Monthly Servicing Fees and Investor Monthly Facility Fees for such Series in respect of previous Monthly Periods, and the Trustee shall pay such Servicing Fees to the Servicer and such Facility Fees to JCPR. If such Series' Finance Charge Collections would be less than the amount required to be paid to the Servicer and JCPR with respect to such Series pursuant to this subsection 4.5(d), on the Drawing Date preceding such Transfer Date, the Servicer shall make a drawing under the Letter of Credit relating to such Series in the amount of the deficiency in the amount payable in respect of Investor Monthly Servicing Fees and the Investor Monthly Facility Fee for such Series (up to the Available L/C Amount after giving effect to the drawings pursuant to subsections 4.5(a), (b) and (c)), and on the related Transfer Date the proceeds from such drawing shall be paid to the Servicer and JCPR. In the event that there are not sufficient Finance Charge Collections and Letter of Credit drawings to pay all such fees, the shortfall shall be shared pro rata by the Servicer and JCPR.

            (e) Payments to the Letter of Credit Banks or JCPR with respect to each Series. With respect to each Series, on each Transfer Date, after giving effect to the withdrawals pursuant to subsections 4.5(a), (b), (c) and (d), the Trustee, acting in accordance with instructions from the Servicer, shall withdraw all the remaining Finance Charge Collections. The Trustee shall transfer such funds out of the Trust to the Letter of Credit Bank, if any, for such Series for application by such Letter of Credit Bank in accordance with the related Letter of Credit Agreement, provided that if a Letter of Credit shall not have been issued with respect to such Series or if, and to the extent, the Letter of Credit Agreement shall provide for direct payment to JCPR in the circumstances then existing, then the Trustee shall transfer such funds to JCPR. Neither the Trustee nor the Certificateholders shall have any rights in any funds held by the Letter of Credit Bank or paid to JCPR.

     Section 4.6 Payment of Certificate Interest with respect to each Series. With respect to each Series, on each Distribution Date, the Paying Agent shall pay in accordance with Section 5.1 to the Certificateholders of such Series from the Distribution Account the amount deposited into the Distribution Account for the account of such Series pursuant to subsection 4.5(a) on the related Transfer Date.

     Section 4.7  Payment of Certificate Principal with respect to each Series.

            (a) On each Determination Date, with respect to each Series in the Amortization Period, the Servicer shall instruct the Trustee to withdraw for such Series, and on each related Transfer Date the Trustee shall withdraw from the Principal Account and deposit in the Distribution Account for the benefit of such Series the amount deposited for such Series in the Principal Account for the account of such Series pursuant to subsection 4.3(c)(ii)(B) in respect of the preceding Monthly Period or 4.3(f)(iii)(B) for the benefit of such Series; provided that with respect to the final Transfer Date, the Trustee shall withdraw from the amounts deposited in the Principal Account for the benefit of such Series, and deposit into the Distribution Account for the benefit of such Series an amount which is no greater than the Adjusted Investor Amount for each Series as of the end of the day on the second Record Date preceding such Distribution Date.

            (b) On each Distribution Date occurring after a deposit is made pursuant to subsection 4.7(a), the Paying Agent shall pay in accordance with
Section 5.1 to the Certificateholders of each Series from the Distribution Account, the amount deposited into the Distribution Account for the benefit of such Series pursuant to subsections 4.5(a), (b) and (c) and 4.7(a) on the related Transfer Date.

     Section 4.8  Adjustments for Miscellaneous Credits.

            (a) JCPR shall be obligated to reduce on a net basis each Monthly Period the aggregate amount of Principal Receivables used to calculate the JCPR Amount as provided in this Section 4.8 (a "Credit Adjustment") with respect to any Principal Receivable (i) which was created in respect of merchandise refused or returned by the Obligor thereunder or as to which the Obligor thereunder has asserted a counterclaim or defense, (ii) which is reduced by the Servicer by any rebate, refund, chargeback or adjustment, (iii) which was created through a fraudulent or counterfeit charge, as determined and allocated to the Accounts in the good faith judgment of the Servicer, or (iv) which was removed from an Account and transferred to another JCPenney account which is not an Account by reason of a request by the Obligor to change Cycles.

            (b) In the event that the exclusion of the amount of a Credit Adjustment from the calculation of the JCPR Amount would cause the JCPR Amount to be an amount less than zero, JCPR shall make a deposit, no later than the Business Day following the Date of Processing of such Credit Adjustment, in the Collection Account in immediately available funds, in an amount equal to the amount by which such Credit Adjustment exceeds the JCPR Amount on such Date of Processing. Such deposit shall be applied in accordance with Section 4.3 and treated as a Collection for all purposes hereof.

     Section 4.9   JCPR's or Servicer's Failure to Make a Deposit or Payment.

            (a) If the Servicer or JCPR fails to make, or give instructions to make, any payment or deposit (other than as required by subsection 2.4(e) or, except as specifically provided in the Supplement relating to the applicable Series, subsection 12.2(a)) required to be made or given by the Servicer or JCPR, respectively, at the time specified in this Agreement (including applicable grace periods), the Trustee shall make such payment from the applicable Investor Account without instruction from the Servicer or shall make a drawing under the appropriate Letter of Credit (on the basis of the amount of any such payment or deposit allocable to the Series supported by such Letter of Credit) in an amount equal to the amount of such payment or deposit. The Servicer shall, upon request of the Trustee, promptly provide the Trustee with all information necessary to allow the Trustee to make such a payment or drawing. Such funds or the proceeds of such drawing shall be applied by the Trustee in the manner in which such payment or deposit should have been made by JCPR or the Servicer, as the case may be.

            (b) If a drawing is made pursuant to subsection 4.9(a) because of a failure of the Servicer or JCPR to make, or give instructions to make, any payment or deposit required to be made or given by the Servicer or JCPR from sources other than a draw under the Letter of Credit, the Servicer or JCPR, as the case may be, shall, as appropriate, make the required payment, deposit or transfer or give the Trustee instructions to transfer the required payment or deposit in respect of which such drawing was made to the appropriate Letter of Credit Bank on the basis of amounts drawn.

     Section 4.10 Letter of Credit. JCPR hereby represents that, and to the extent provided in the applicable Supplement, (a) the Letter of Credit, if any, and Repurchase Letter of Credit, if any, for each Series will be obtained by it or on its behalf and payable to the Trustee for the benefit of the Certificateholders of such Series, (b) it has entered or will enter into the Letter of Credit Agreement for each Series, if any, and (c) each Letter of Credit and Repurchase Letter of Credit, respectively, permits or will permit the Trustee or the Servicer acting as the Trustee's attorney-in-fact to make drawings or otherwise receive payments from time to time in an amount up to the Available L/C Amount for such Letter of Credit at such time, and the Repurchase L/C Amount for such Repurchase Letter of Credit, respectively, for the purposes set forth in this Agreement and the applicable Supplement. As compensation for arranging for Letters of Credit and Repurchase Letters of Credit or for arranging other forms of credit enhancement hereunder from time to time, JCPR shall be entitled to receive a monthly facility fee in respect of any Monthly Period (or portion thereof) prior to the termination of the Trust pursuant to Section 12.1, payable in arrears on each Transfer Date in an amount equal to the total for all Series of the following amount calculated for each
Series: 1/12th of the product of (A) the Facility Fee Percentage for such Series, and (B) the Adjusted Investor Amount for such Series on the first day of such Monthly Period or on the Closing Date for such Series, as the case may be (in the aggregate, the "Monthly Facility Fee" and, with respect to such Series, the "Investor Monthly Facility Fee"), which fees shall be paid to JCPR pursuant to Section 4.5. In the case of the Monthly Period in which a Closing Date occurred for any Series, the Monthly Facility Fee and the Investor Monthly Facility Fee with respect to such Series shall accrue from the date interest first begins to accrue with respect to such Series.


                                   ARTICLE V

                           DISTRIBUTIONS AND REPORTS
                        TO INVESTOR CERTIFICATEHOLDERS

     Section 5.1 Distributions. On each Distribution Date, the Paying Agent shall distribute (in accordance with the certificate delivered by the Servicer to the Trustee pursuant to subsection 3.4(c)) to each Investor Certificateholder of record of any Series on the preceding Record Date (other than as provided in Section 2.4 or in Section 12.3 hereof respecting a final distribution) such Certificateholder's pro rata share (based on the aggregate Undivided Interests represented by Investor Certificates of such Series held by such Certificateholder) of amounts on deposit in the Distribution Account as are payable to the Investor Certificateholders of such Series pursuant to Sections
4.6 and 4.7 hereof by check mailed to each Certificateholder, except that with respect to Certificates registered in the name of the nominee of a Clearing Agency, such distribution shall be made in immediately available funds.

     Section 5.2 Monthly Certificateholders' Statement. (a) On each Distribution Date, the Paying Agent shall forward to each Certificateholder of any Series, and any applicable Rating Agency a statement substantially in the form of Exhibit J prepared by the Servicer setting forth the following information (which, in the case of (i), (ii) and (iii) below, shall be stated on the basis of an original principal amount of $1,000 per Certificate of each Series and, in the case of (ix) and (x) shall be stated on an aggregate basis and on the basis of an original principal amount of $1,000 per Certificate of such Series):

                   (i) the total amount distributed to such Series;

               (ii) the amount of such distribution allocable to Certificate Principal of such Series;

               (iii) the amount of such distribution allocable to Certificate Interest of such Series;

               (iv) the aggregate amount of Collections of Principal Receivables processed during the preceding Monthly Period and allocated in respect of the Investor Certificates of such Series;

               (v) the aggregate amount of Collections of Finance Charge Receivables and Net Recoveries, if any, processed during the preceding Monthly Period and allocated in respect of Investor Certificateholders of such Series;

               (vi) the aggregate amount of Principal Receivables, the Investor Amount and the Investor Amount as a percentage of the aggregate amount of the Principal Receivables in the Trust as of the end of the day on the last day of the preceding month for such Series;

               (vii) the aggregate outstanding balance of Accounts which are one, two, three, four, five and six or more months delinquent as of the end of the day on the last day of the preceding month;

               (viii) the Investor Default Amount for such Series for the preceding Monthly Period;

               (ix) the aggregate amount of Investor Charge Offs for such Series for the preceding Monthly Period;

               (x) the aggregate amount of Investor Charge Offs for such Series reimbursed on the Transfer Date immediately preceding such Distribution Date;

               (xi) the amount of the Investor Monthly Servicing Fee for such Series for the preceding Monthly Period;

                  (xii) the amount of any Investor Monthly Facility Fee for such Series for the preceding Monthly Period;

                  (xiii) the Available L/C Amount for such Series, if any, as of the close of business on such Distribution Date;

                  (xiv)  the Pool Factor for such Series; and

                  (xv) any other information specified in the Supplement with respect to such Series.

             (b) Annual Certificateholders' Tax Statement. On or before January 31 of each calendar year, beginning with calendar year 1989, JCPR shall furnish to each Person who at any time during the preceding calendar year was an Investor Certificateholder a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Investor Certificateholders, as set forth in subclauses (i), (ii) and (iii) above aggregated for such calendar year or the applicable portion thereof during which such Person was an Investor Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt, as provided in Section 3.7 hereof) as the Trustee or the Servicer deems necessary or desirable to enable the Investor Certificateholders to prepare their tax returns. Such obligations of JCPR shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by JCPR pursuant to any requirements of the Internal Revenue Code, as from time to time in effect.


                                  ARTICLE VI

                               THE CERTIFICATES

     Section 6.1 The Certificates. The Investor Certificates of each Series and the Exchangeable Certificate shall be substantially in the form of Exhibits A and B, respectively, and shall, upon issue, be executed and delivered by JCPR to the Trustee for authentication and redelivery as provided in Sections 2.1, 6.2, 6.11 and 6.12. The Investor Certificates shall be issuable in a minimum denomination of $1,000 Undivided Interest and integral multiples thereof and shall be issued upon initial issuance of any Series as a single Certificate in an original principal amount equal to the Initial Investor Amount for such Series. The Exchangeable Certificate shall be issued in one Certificate. Each Certificate shall be executed by manual or facsimile signature on behalf of JCPR by an authorized officer of JCPR. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of JCPR or the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or any applicable Supplement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Section 6.2 Authentication of Certificates. Contemporaneously with the transfer of the Receivables, whether now existing or hereafter created (other than Receivables in Additional Accounts) and the other components to the Trust, the Trustee shall authenticate and deliver the Investor Certificate for the initial Series issued hereunder, upon the order of JCPR, to the managing underwriter for the sale of the Book-Entry Certificates evidenced by such Investor Certificate, and against payment to JCPR of the Initial Investor Amount for such Series (net of any purchase discount or underwriting discounts). The Trustee shall deliver the Exchangeable Certificate to JCPR simultaneously with its delivery to JCPR of the Investor Certificate for such Series. The Certificates shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal to (in the aggregate) in the case of the Investor Certificates, the Initial Investor Amount for such Series, and, in the case of the Exchangeable Certificate, in a denomination equal to the JCPR Amount from time to time, and together evidencing the entire ownership of the Trust as of the Initial Closing Date.

     Section 6.3 Registration of Transfer and Exchange of Certificates. (a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the "Transfer Agent and Registrar") in accordance with the provisions of Section 11.16 a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Investor Certificates and of transfers and exchanges of the Investor Certificates as herein provided. The Trustee is hereby initially appointed Transfer Agent and Registrar for the purpose of registering the Investor Certificates and transfers and exchanges of the Investor Certificates as herein provided. The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days written notice to

JCPR. In the event that the Trustee shall no longer be the Transfer Agent and Registrar, the Trustee shall appoint a successor Transfer Agent and Registrar.

     Upon surrender for registration of transfer of any Investor Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, JCPR shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Investor Certificates in authorized denominations of like aggregate Undivided Interests and Series.

     At the option of an Investor Certificateholder, Investor Certificates may be exchanged for other Investor Certificates of the same Series and authorized denominations of like Undivided Interests, upon surrender of the Investor Certificates to be exchanged at any such office or agency. Whenever any Investor Certificates are so surrendered for exchange, JCPR shall execute, and the Trustee shall authenticate and deliver, the Investor Certificates which the Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Investor Certificates.

     All Investor Certificates surrendered for registration of transfer and exchange shall be cancelled and disposed of in a manner satisfactory to JCPR and the Trustee.

          (b) It is the understanding of the parties to this Agreement that JCPenney has particular expertise in performing the functions given by this Agreement to the Servicer and that the Investor Certificateholders will be purchasing Certificates relying on JCPenney's exercising such expertise in performing such functions. As provided in Sections 8.5 and 8.7, the Servicer is not permitted to resign, except as otherwise permitted in such sections, and the parties understand that the Servicer's performance of its servicing functions and the quality of the Receivables will best be ensured if JCPR or JCPenney retains the Exchangeable Certificate. Accordingly, except as provided in
Section 7.2, the Exchangeable Certificate, or any interest therein, shall not be transferred, assigned, exchanged, or otherwise transferred other than from JCPR to JCPenney.

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

            (c) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Investor Certificates may be surrendered for registration of transfer or exchange.

     Section 6.4 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Transfer Agent and Registrar, or JCPR and the Transfer Agent and Registrar receives evidence to each of its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to JCPR, the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, JCPR shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate Undivided Interest. In connection with the issuance of any new Certificate under this Section 6.4, the Trustee or the Transfer Agent and Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 6.5 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, JCPR and the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.1 and for all other purposes whatsoever, and neither JCPR and the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that in determining whether the holders of Investor Certificates evidencing the requisite Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Investor Certificates owned by JCPR, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Investor Certificates which a Responsible Officer in the Corporate Trust Office of the Trustee knows to be so owned shall be so disregarded. Investor Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Investor Certificates and that the pledgee is not JCPR, the Servicer or an Affiliate thereof.

     Section 6.6 Appointment of Paying Agent. (a) The Paying Agent shall make distributions to Investor Certificateholders of each Series from the Distribution Account pursuant to Section 5.1. Any Paying Agent shall have the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions referred to above. The Trustee may revoke such power and remove the Paying Agent, if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be the Trustee. The Trustee shall be permitted to resign as Paying Agent upon 30 days' written notice to JCPR. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a Qualified Institution to be successor. Each Paying Agent must be acceptable to JCPR. The provisions of Sections 11.1,
11.2 and 11.3 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent.

             (b) The Trustee shall cause the Paying Agent (other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, hold by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Internal Revenue Code regarding the withholding of payments in respect of federal income taxes due from Certificate Owners by the Trustee.

     Section 6.7 Access to List of Certificateholders' Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to JCPR or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor from JCPR or the Paying Agent, respectively, in writing, a list in such form as the JCPR or the Paying Agent may reasonably require, of the names and addresses of the Investor Certificateholders as of the most recent Record Date for payment of distributions to Investor Certificateholders. If Holders of Investor Certificates (the "Applicants") evidencing Undivided Interests aggregating not less than 5% of the Aggregate Investor Amount apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Investor

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

Certificateholders with respect to their rights under this Agreement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee and shall give the Servicer notice that such request has been made, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request. Every Certificateholder, by receiving and holding a Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was obtained.

     Section 6.8 Authentication Agent. (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to JCPR.

             (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

             (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to JCPR. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to JCPR. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or JCPR, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent.

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

No successor authenticating agent shall be appointed unless acceptable to the Trustee and JCPR.

          (d) The Trustee agrees to pay each authenticating agent from time to time reasonable compensation for its services under this Section 6.8, and the Trustee shall be entitled to be reimbursed and JCPR shall reimburse the Trustee for such reasonable payments actually made, subject to the provisions of Section 11.5.

          (e) The provisions of Sections 11.1, 11.2 and 11.3 shall be applicable to any authenticating agent.

          (f) Pursuant to an appointment made under this Section 6.8, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

     This is one of the Certificates described in the Pooling and Servicing Agreement.

                           _________________________

                           _________________________
                            as Authenticating Agent
                               for the Trustee,

                          By:  ______________________
                               Authorized Office

     Section 6.9 Book-Entry Certificates for any Series. As provided in any Supplement, the Investor Certificates of each Series, upon original issuance, may be issued in the form of a single typewritten Certificate representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, JCPR. Such Investor Certificates shall initially be registered on the Certificate Register in the name of CEDE & Co., the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Investor Certificates, except as provided in Section 6.11. Unless and until definitive, fully registered Investor Certificates (the "Definitive Certificates") have been issued to Certificate Owners of such Series pursuant to
Section 6.11:

               (i) the provisions of this Section 6.9 shall be in full force and effect;

               (ii) JCPR, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the related Clearing Agency and the related Clearing Agency Participants for all purposes (including the making of distributions on the Investor Certificates) as the authorized representatives of such Certificate Owners;

               (iii) with respect to such Series, to the extent that the provisions of this Section 6.9 conflict with any other provisions of this Agreement or any applicable Supplement, the provisions of this Section 6.9 shall control; and

               (iv) the rights of Certificate Owners of such Series shall be exercised only through such Clearing Agency and such Clearing

     Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.11, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants.

     Section 6.10  Notices to Clearing Agency of any Series.

     Whenever notice or other communication to the Certificateholders is required under this Agreement or any Supplement, unless and until Definitive Certificates shall have been issued to Certificate Owners of any Series pursuant to Section 6.11, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Investor Certificates to the Clearing Agency.

     Section 6.11 Definitive Certificates for any Series Initially Issued as Book-Entry Certificates.

     If (i)(A) JCPR advises the Trustee in writing that the Clearing Agency of any Series is no longer willing or able properly to discharge its responsibilities under the related Depository Agreement, and (B) the Trustee or JCPR is unable to locate a qualified successor, (ii) JCPR, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through such Clearing Agency with respect to one or more Series or (iii) after the occurrence of a Servicer Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Investor Amount of such Series advise the Trustee and the related Clearing Agency through the related Clearing Agency Participants in writing that the continuation of a book-entry system through such Clearing Agency is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners of the applicable Series through such Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates of such Series to Certificate Owners requesting the same. Upon surrender to the Trustee of the Investor Certificates of such Series by the related Clearing Agency, accompanied by registration instructions from the related Clearing Agency for registration, the Trustee shall issue the Definitive Certificates for such Series. Neither JCPR nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates all references herein to

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

obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates of such Series and the Trustee shall recognize the Holders of the Definitive Certificates of such Series as Certificateholders hereunder.

     Section 6.12   Delivery of Exchangeable Certificate, etc.

               (a)  Upon any Exchange, the Trustee shall issue to JCPR under
Section 6.1 for execution and redelivery to the Trustee for authentication under
Section 6.2 one or more Series of Investor Certificates. Any such Series of Investor Certificates shall be substantially in the form of Exhibit A and shall bear, upon its face, the designation for such Series to which it belongs so selected by JCPR. All Investor Certificates of a particular Series shall be identical in all respects except for the denominations thereof and shall be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the applicable Supplement.

               (b) JCPR may deliver the Exchangeable Certificate to the Trustee in exchange for (i) one or more newly issued Series of Investor Certificates and
(ii) a reissued Exchangeable Certificate (any such delivery, an "Exchange"). JCPR may perform an Exchange by notifying the Trustee, in writing, at least five Business Days in advance (an "Exchange Notice") of the date upon which the Exchange is to occur (an "Exchange Date"). Any Exchange Notice shall state the designation of any Series to be issued on the Exchange Date and, with respect to each such Series: (a) its Initial Investor Amount which, in the aggregate, may not be greater than the current principal amount of the Exchangeable Certificate, (b) its Certificate Rate and (c) the Letter of Credit Bank, if any, and Repurchase Letter of Credit Bank, if any, which is expected to provide credit enhancement with respect to it. On the Exchange Date, the Trustee shall issue any such Series upon delivery to it of the following:

               (a) a Supplement in form satisfactory to the Trustee executed by JCPR and JCPenney and specifying the Principal Terms of such Series,

               (b) the applicable Letter of Credit, if any, and Repurchase Letter of Credit, if any,

               (c) if any Series is outstanding that has been rated by a Rating Agency, the Trustee shall have received, with respect to each such Series the written advice of each such Rating Agency that the issuance of such new Series will not result in such Rating Agency's reducing or withdrawing its rating of such outstanding Series, or if no Series is outstanding that has been rated by a Rating Agency, the Trustee shall have received a letter from a nationally recognized investment banking firm stating, in substance, that the issuance of such new Series should not have an adverse effect on the timing or amount of payments to the Holders of any Series then outstanding or, if they would have such an adverse effect on any Series, that such adverse effect is permitted by the terms of the Supplement pursuant to which the adversely affected Series was issued,

               (d) an Officer's Certificate of JCPR stating that the issuance of such Series pursuant to the Exchange on the Exchange Date shall not, in the reasonable belief of JCPR, cause a Pay Out Event, or an event which with notice or lapse of time or both would constitute a Pay Out Event, with respect to any Series to occur,

               (e) an Opinion of Counsel to the effect that the Investor Certificates issued pursuant to the Exchange should be treated as debt for federal income tax purposes,

               (f) a Letter of Credit Agreement, if any, executed by JCPR and the Letter of Credit Bank, and

               (g)  the existing Exchangeable Certificate, to the Trustee.

Upon satisfaction of such conditions, the Trustee shall cancel the existing Exchangeable Certificate and issue, as provided above, such Series of Investor Certificates and a new Exchangeable Certificate dated the Exchange Date.

               (c) In conjunction with the issuance of the first Series of Certificates on the date hereof and hereafter in conjunction with an Exchange, the parties hereto shall execute a Supplement. Any Supplement shall be substantially in the form of Exhibit C and shall specify, with respect to any Series of Investor Certificates:

                    (i)    its name or designation;

                    (ii)   an Initial Investor Amount;

                    (iii) a Certificate Rate (or formula for the determination thereof);

                    (iv)   an Amortization Commencement Date;

                    (v)    the Servicing Fee Percentage;

                    (vi)   the Letter of Credit Bank, if any;

                    (vii)  the Stated L/C Amount, if any;

                    (viii) a Mandatory Repurchase Amount and Optional Repayment Percentage, if any;

                    (ix)   the Repurchase Letter of Credit Bank, if any;

                    (x)    the Repurchase L/C Amount, if any;

                    (xi)   the Base Rate;

                    (xii) the percentages, if any, applicable to such Series pursuant to subsections 9.1(h) and 9.1(i);

                    (xiii) the Facility Fee Percentage, if any;

                    (xiv) any additional terms relating to the acquisition or full payment of such Series of Investor Certificates;

                    (xv)   the Final Maturity Date;

                    (xvi)  the Minimum JCPR Percentage;

                    (xvii) the extent to which, and terms upon which, if any, any portion of the payments, to be made to JCPR pursuant to subsection 4.3(c)(i)(B) or the Holder of the Exchangeable Certificate pursuant to subsection 4.3(c)(iii) shall be made available for distribution to the Certificateholders of such Series; and

                   (xviii) any other relevant terms permitted hereby, including, without limitation,

                      (A) the method of determining the Investor Percentages (which need not be the same at all times such Series is outstanding and which may vary as among Principal Receivables, Finance Charge Receivables, Receivables in Defaulted Accounts and other items) applicable to such Series and any one or more other Series then outstanding, to the extent permitted hereunder or permitted in the Supplement under which such outstanding Series was created, or issued thereafter,

                      (B) the method of allocating and paying Collections of items allocable to such Series among JCPR, the Certificateholders of such Series or any other Person or among such Series and any one or more other Series then outstanding, to the extent permitted hereunder or permitted in the Supplement under which such outstanding Series was created, or issued thereafter,

                      (C) provisions creating different or additional security (including Letters of Credit and other credit enhancement facilities) for the payment of such Series,

                      (D) provisions subordinating such Series to other Series, stating that such Series shall be senior to one or more other Series (but only to the extent the Supplement under which such other Series was created stated that such Series may be made subordinate) or subordinating all or a portion of the JCPR Amount to one or more Series, and

                      (E) any other amendment or supplement to any term hereof which is explicitly made applicable only to the Series designated in such Supplement

(all such terms, the "Principal Terms" of such Series). JCPR shall also specify in such Supplement the Person or Persons to whom the authenticated Series of Certificates shall be delivered by the Trustee and the amount of any payment therefor.

                                  ARTICLE VII

                            OTHER MATTERS RELATING
                                    TO JCPR

     Section 7.1 Liability of JCPR. JCPR shall be liable in accordance herewith to the extent of the obligations specifically undertaken by JCPR hereunder.

     Section 7.2 Merger or Consolidation of, or Assumption of the Obligations of, JCPR, etc. (a) JCPR shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person.

          (b) The obligations of JCPR hereunder shall not be assignable nor shall any Person succeed to the obligations of JCPR hereunder except in accordance with the provisions of the Receivables Purchase Agreement.

          (c)  JCPR shall not amend Articles 3 or 10 or the last sentence of
Article 6 of its Certificate of Incorporation without the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than two-thirds of the Aggregate Investor Amount. JCPR shall deliver to the Rating Agencies a copy of any request sent to the Holders of Investor Certificates for any such consent.

     Section 7.3 Limitation on Liability of JCPR. Neither JCPR nor any of the directors or officers or employees or agents of JCPR shall be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement whether arising from express or implied duties under this Agreement or any Supplement; provided, however, that this provision shall not protect JCPR or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its willful misconduct hereunder. JCPR and any director or officer or employee or agent of JCPR may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                                 ARTICLE VIII

                            OTHER MATTERS RELATING
                                TO THE SERVICER

     Section 8.1 Liability of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

     Section 8.2 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

               (i) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if the Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee in form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder; and

               (ii) the Servicer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolida-tion, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.2 and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Section 8.3 Limitation on Liability of the Servicer and Others. Except as provided in Section 8.4 with respect to the Trust and the Trustee, neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement or any Supplement; provided, however, that this provision shall not protect the Servicer or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its willful misconduct hereunder. The

Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

     Section 8.4 Indemnification of the Trust and the Trustee. The Servicer shall indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Trust or the Trustee pursuant to this Agreement or any Supplement, including those arising from acts or omissions of the Servicer pursuant to this Agreement or any Supplement, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Trust or the Trustee if such acts, omissions or alleged acts or omissions constitute fraud, negligence, breach of fiduciary duty or wilful misconduct by the Trustee; provided further, that the Servicer shall not indemnify the Trust, the Trustee, any Investor Certificateholders or any Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of such Investor Certificateholders; provided further, that the Servicer shall not indemnify the Trust, any Investor Certificateholders or any Certificate Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including without limitation losses incurred as a result of defaulted Receivables or Receivables which are written off as uncollectible, and provided further, that the Servicer shall not indemnify the Trust, any Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, such Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, such Investor Certificateholders or such Certificate Owners in connection herewith to any taxing authority. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

     Section 8.5 The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is or becomes impermissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.2 hereof. If the Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer hereunder but shall have continuing authority to appoint a Successor Servicer.

     Section 8.6 Access to Certain Documentation and Information Regarding the Receivables. The Servicer shall provide to the Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of the Investor Certificateholders, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at offices designated by the Servicer. Nothing in this Section 8.6 shall derogate from the obligation of JCPR, the Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 8.6 as a result of such obligation shall not constitute a breach of this Section 8.6.

     Section 8.7 Delegation of Duties. In the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Credit Card Guidelines and this Agreement. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.5 hereof.

     Section 8.8 Examination of Records. The Servicer shall clearly and unambiguously identify each Account (including any Additional Account designated pursuant to Section 2.6) in its computer or other records to reflect that the Receivables arising in such Account have been sold to JCPR and transferred by JCPR to the Trust pursuant to this Agreement. The Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

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

                                  ARTICLE IX

                                PAY OUT EVENTS

     Section 9.1 Pay Out Events. If any one of the following events shall occur during the Revolving Period with respect to any Series of Investor
Certificates:

          (a) failure on the part of JCPR or JCPenney (i) to make any payment or deposit required by the terms of this Agreement or the related Supplement on or before the date occurring five Business Days after the date such payment or deposit is required to be made herein, or (ii) duly to observe or perform in any material respect any other material covenants or agreements of JCPR or JCPenney set forth in this Agreement or the related Supplement or of JCPenney set forth in the Receivables Purchase Agreement and assigned to the Trust, which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to JCPR and JCPenney by the Trustee, or to JCPR, JCPenney and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 25% of the Aggregate Investor Amount of the related Series; or

          (b) any representation or warranty made by JCPR or JCPenney in this Agreement or the related Supplement or any information contained in a computer file or microfiche list required to be delivered by JCPR pursuant to Section 2.1 or 2.6 shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to JCPR and JCPenney by the Trustee, or to JCPR, JCPenney and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 25% of the Aggregate Investor Amount of the related Series and as a result of which the interests of such Series of Investor Certificateholders are materially and adversely affected, or if such failure cannot be cured within such 60 day period owing to causes beyond the control of JCPR or JCPenney, as the case may be, if JCPR or JCPenney shall fail to proceed promptly to cure the same and thereafter prosecute the curing of such failure with diligence and continuity; provided, however, that a Pay Out Event shall not be deemed to have occurred hereunder with respect to such Series, if JCPR has accepted a retransfer of the related Receivable, or all of such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions hereof; or

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

          (c) JCPR or JCPenney shall (a) become insolvent, (b) fail to pay its debts generally as they become due, (c) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, (d) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, and, in the event such proceeding is involuntary, the petition instituting same is not dismissed within 90 days after its filing, or (e) become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement; or

          (d) the average Portfolio Yield of such Series for any three consecutive Monthly Periods is reduced to a rate which is less than the Base Rate of such Series; or

          (e) the Trust shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

          (f) JCPR shall fail to transfer Receivables from Additional Accounts to the Trust, as required by subsection 2.6(a) hereof, and such failure shall continue for a period of 30 days after notice thereof from the Trustee to JCPR; or

          (g) any Servicer Default shall occur which would have a material adverse effect on the Holders of the Investor Certificates of such Series; or

          (h) the Available L/C Amount for such Series shall be less than the percentage, if any, set forth in the Supplement relating to such Series; or

          (i) the average Cardholder Monthly Payment Rate for any three consecutive Monthly Periods is less than the percentage, if any, set forth in the Supplement relating to such Series;

then (i) in the case of any event described in subparagraph (a) or (b), a Pay Out Event will be deemed to have occurred with respect to any Series only if, after the applicable grace period set forth in such subparagraphs, either the Trustee or the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 25% of the Investor Amount of such Series by notice given in writing to JCPR and the Servicer (and to the Trustee if given by the Certificateholders) declare that a pay out event (a "Pay Out Event") has occurred as of the date of such notice, (ii) in the case of any event described in subparagraph (g), a Pay Out Event will be deemed to have occurred with respect to all Series only if either the Trustee or the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 25% of the Aggregate Investor Amount by notice given in writing to JCPR and the Servicer (and to the Trustee if given by the Certificateholders) declare that a Pay Out Event has occurred as of the date of such notice and (iii) in the case of any event described in subparagraphs (c), (d), (e), (f), (h) or (i), a Pay Out Event shall occur (with respect to all Series in the case of subparagraph (c) or (e), and with respect only to the affected Series in the case of subparagraph (d), (f),
(h) or (i) without any notice or other action on the part of the Trustee or the Investor Certificateholders, immediately upon the occurrence of such event.

     Section 9.2 Additional Rights Upon the Occurrence of Certain Events. (a) If JCPR voluntarily seeks, consents to or acquiesces in the benefit or benefits of any Debtor Relief Law or becomes a party to (or is made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, and, in the event such proceeding is involuntary, the petition instituting same is not dismissed within 90 days after its filing (a "Bankruptcy Event"), JCPR shall on the date of such Bankruptcy Event immediately cease to transfer Principal Receivables to the Trust and shall promptly give notice to the Trustee of such Bankruptcy Event. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been transferred to the Trust shall continue to be a part of the Trust. Within 15 days of the Bankruptcy Event, the Trustee shall (i) publish a notice in the Authorized Newspapers that a Bankruptcy Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and (ii) send written notice to the Investor Certificateholders describing the provisions of this Section 9.2 and requesting instructions from such Holders, which notice shall request each Investor Certificateholder to advise the Trustee in writing that it elects one of the following options: (i) the Investor Certificateholder wishes the Trustee to instruct the Servicer not to sell, dispose of or otherwise liquidate the Receivables, or (ii) the Investor Certificateholder wishes the Trustee to instruct the Servicer to sell, dispose of or otherwise liquidate the Receivables, (iii) the Investor Certificateholder refuses to advise the Trustee as to whether or not the Trustee should instruct the Servicer to sell, dispose of or otherwise liquidate the Receivables. If after 90 days from the day notice pursuant to clause (i) above is first published (the "Publication Date"), the Trustee shall not have received written instructions of Holders of Investor Certificates representing Undivided Interests aggregating in excess of 50% of the Aggregate Investor Amount to the effect that the Trustee shall not instruct the Servicer to sell, dispose of, or otherwise liquidate the Receivables, the Trustee, subject to the following proviso, shall proceed to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable

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

manner and on commercially reasonable terms, which shall include the solicitation of competitive bids; provided, however, no such sale, disposition or liquidation, whether in whole or in part, of the Receivables shall be consummated until and unless the Trustee shall have first received written instructions as aforementioned, other written response or affirmative refusal to provide a written response (in each case, a "Response") from Holders of Aggregate Investor Certificates representing Undivided Interests aggregating in excess of 50% of the Aggregate Investor Amount. The Trustee may obtain a prior determination from such conservator or receiver that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.1 and 9.2 shall not be deemed to be mutually exclusive.

          (b) The proceeds from the sale, disposition or liquidation of the Receivables pursuant to subsection (a) above shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with the provisions of Section 4.3; provided that the Trustee shall determine conclusively the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. On the day following the Distribution Date on which such proceeds are scheduled to be distributed to the Investor Certificateholders, the Trust shall terminate.


                                   ARTICLE X

                               SERVICER DEFAULTS

     Section 10.1 Servicer Defaults. If any one of the following events (a "Servicer Default") shall occur and be continuing:

          (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to Section 4.5 or to make a drawing under any Letter of Credit on or before the date occurring five Business Days after the date such payment, transfer, deposit or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement or any Supplement; or

          (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any Supplement which has a material adverse effect on the Certificateholders, which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 25% of the Aggregate Investor Amount; or the Servicer shall delegate its duties under this Agreement, except as permitted by Section 8.7; or

          (c) any representation, warranty or certification made by the Servicer in this Agreement, any Supplement or in any certificate delivered pursuant to this Agreement or any Supplement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 25% of the Aggregate Investor Amount, or if such failure cannot be cured within such 60-day period owing to causes beyond the control of Servicer, if Servicer shall fail to proceed promptly to cure the same and thereafter prosecute the curing of such failure with diligence and continuity; or

          (d) the Servicer shall (a) become insolvent, (b) fail to pay its debts generally as they become due, (c) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or (d) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, and, in the event such proceeding is involuntary, the petition instituting same is not dismissed within 90 days after its filing;

then, so long as such Servicer Default shall not have been remedied, either the Trustee, or the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 51% of the Aggregate Investor Amount, by notice then given in writing to the Servicer (and to the Trustee if given by the Investor Certificateholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement and in and to the Receivables and the proceeds thereof (other than its rights and interest, if any, as Holder of the Exchangeable Certificate under this Agreement). After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.2, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other

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

instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, the Finance Charge Account or, the Principal Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds. The Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interest. The Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations, if any, under the Letter of Credit to the Successor Servicer.

     Section 10.2 Trustee to Act; Appointment of Successor. (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.1, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall as promptly as possible after the giving of a Termination Notice appoint a successor servicer (the "Successor Servicer"), subject to the consent of the Letter of Credit Banks, which shall not be unreasonably withheld, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. The Trustee may obtain bids from any potential successor servicer. If the Trustee is unable to obtain any bids from any potential successor servicer and JCPenney delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, then the Trustee shall offer JCPR the right to accept retransfer of all the Receivables and JCPR may accept retransfer of all the

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

Receivables, provided, however, that if the long-term unsecured debt obligations of JCPenney are not rated at the time of such purchase at least Baa-3 by Moody's, no such retransfer shall occur unless JCPR shall deliver an Opinion of Counsel reasonably acceptable to the Trustee that such retransfer would not constitute a fraudulent conveyance of JCPR. The retransfer deposit amount for such a retransfer shall be equal to the higher of the sum of, with respect to each Series (i) the outstanding principal balance of the Investor Certificates, plus accrued interest thereon, at the Certificate Rate for each Series, through the date of retransfer and (ii) the average bid price quoted by two recognized dealers for a similar security rated in the highest rating category by Moody's and Standard & Poor's and having a remaining maturity substantially similar to the remaining maturity of such Series. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. Notwithstanding the above, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of credit card receivables as the Successor Servicer hereunder.

          (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer except for the references in Sections
8.4 and 11.5 which shall continue to include JCPenney; provided, however, that
(i) JCPenney shall not indemnify the Trust or the Trustee if the acts, omissions or alleged acts or omissions upon which a claim for indemnification arises pursuant to Section 8.4 constitute fraud, negligence, breach of fiduciary duty or misconduct by a Successor Servicer and (ii) JCPenney shall not pay or reimburse the Trustee pursuant to Section 11.5 for any expense, disbursement or advance of the Trustee related to or arising as a result of the negligence or bad faith of the Successor Servicer. The Successor Servicer shall expressly be authorized, subject to Section 8.7, to delegate any of its duties hereunder to JCPenney on and after the date of any transfer of servicing pursuant to this
Article X. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of any Letter of Credit Agreement to the extent that such terms apply to the Servicer.

          (c) In connection with such appointment and assumption, the Trustee shall be entitled to such compensation, or may make such arrangements for the

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

compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of the Monthly Servicing Fees permitted to the Servicer pursuant to Section 3.2; provided, further, however, that in the event such Successor Servicer is not an Affiliate of JCPenney, the Investor Monthly Facility Fee payable pursuant to subsection 4.5(d) for each Series shall be reduced to zero and the Investor Monthly Servicing Fee payable pursuant to
Section 3.2 for each Series shall be increased by the amount of such reduction for such Series. JCPR agrees that if the Servicer is terminated hereunder, it will agree, at the request of the Trustee or any Successor Servicer, to deposit a portion of the Collections in respect of Finance Charge Receivables that it is entitled to receive pursuant to subsection 4.3 (c) (iii), as applicable, to pay its share of the compensation of the Successor Servicer.

          (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.1 and shall pass to and be vested in JCPR and, without limitation, JCPR is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with JCPR in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to JCPR or, at its discretion, JCPenney in such electronic form as JCPR or JCPenney, as the case may be, may reasonably request and shall transfer all other records, correspondence and documents to JCPR in the manner and at such times as JCPR shall reasonably request. To the extent that compliance with this Section 10.2 shall require the Successor Servicer to disclose to JCPR or JCPenney information of any kind which the Successor Servicer deems to be confidential, JCPR or JCPenney, as appropriate, shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

     Section 10.3 Notification to Certificateholders. Upon the occurrence of any Servicer Default, the Servicer shall give prompt written notice thereof to the Trustee and the Trustee shall give notice to the Investor Certificateholders at their respective addresses appearing in the Certificate Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to Investor Certificateholders at their respective addresses appearing in the Certificate Register.

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

     Section 10.4 Waiver of Past Defaults. The Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Aggregate Investor Amount may, on behalf of all Holders of Certificates, waive any default by the Servicer or JCPR in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments in accordance with Sections 4.6 and 4.7 provided, however, that no such waiver shall affect any rights of, or obligations to, any Letter of Credit Bank hereunder. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE XI

                                  THE TRUSTEE

     Section 11.1  Duties of Trustee.

          (a) The Trustee, prior to the occurrence of a Servicer Default and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement or any Supplement, as the case may be, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of such man's own affairs.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, or any Supplement, shall examine them to determine whether they conform to the requirements of this Agreement or any Supplement. The Trustee shall give prompt written notice to the Certificateholders of any material lack of conformity of any such instrument to the applicable requirements of this Agreement or any Supplement discovered by the Trustee which would entitle a specified percentage of the Certificateholders to take any action pursuant to this Agreement or any Supplement.

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

          (c) Subject to Section 11.1(a), no provision of this Agreement or any Supplement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct; provided, however, that:

               (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 51% of the Aggregate Investor Amount relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement or any Supplement; and

               (iii) the Trustee shall not be charged with knowledge of, or required to take notice of, any failure by the Servicer to comply with the obligations of the Servicer hereunder or of the occurrence of a Servicer Default, and the Trustee may conclusively assume that no Servicer Default has occurred, unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or occurrence or the Trustee receives written notice of such failure or occurrence from the Servicer, any Letter of Credit Bank or any Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Aggregate Investor Amount.

          (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and none of the provisions contained in this Agreement or any Supplement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement or any Supplement except during such time, if any, as the Trustee shall be

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

the Successor Servicer, and be vested with the rights, duties, powers and privileges of the Servicer, in accordance with the terms of this Agreement or any Supplement.

          (e) Except for actions expressly authorized by this Agreement or any Supplement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter acquired by JCPR from JCPenney pursuant to the Receivables Purchase Agreement or to impair the value of any Receivable now existing or hereafter created.

          (f) Except as provided in Section 2.6, the Trustee shall have no power to vary the corpus of the Trust including, without limitation, the power to (i) accept any substitute obligation for a Receivable initially assigned to the Trust under Section 2.1 or 2.6 hereof, (ii) add any other investment, obligation or security to the Trust or (iii) withdraw from the Trust any Receivables, except for a withdrawal permitted under subsections 2.4(d), 2.4(e), 4.4(c), 4.8, 9.2 or 12.1.

          (g) In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon written notice of such failure to use its best efforts to perform such obligation, duty or agreement in the manner so required.

          (h) If JCPR or JCPenney has agreed to transfer any of its credit card receivables (other than the Receivables) to another Person, upon the written request of JCPR or JCPenney, as the case may be, the Trustee will enter into such intercreditor agreements with the transferee of such receivables as are customary and necessary separately to identify the rights of the Trust and such other Person in JCPR's credit card receivables; provided, that the Trust shall not be required to enter into any intercreditor agreement which could adversely affect the interests of the Certificateholders and, upon the request of the Trustee, JCPR or JCPenney, as the case may be, will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by the Trustee.

     Section 11.2 Certain Matters Affecting the Trustee. Except as otherwise provided in Section ll.l:

          (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, Officer's Certificate, certificate of

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

auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement or any Supplement by the proper party or parties;

          (b) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Supplement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement or any Supplement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement or any Supplement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of such man's own affairs;

          (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Supplement;

          (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Investor Certificates evidencing Undivided Interests aggregating no less than 51% of Aggregate Investor Amount;

          (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder; and

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

          (g) except as may be required by subsection 11.1(a) hereof, the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by JCPR with its representations and warranties or for any other purpose.

     Section 11.3 Trustee Not Liable for Recitals In Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or any Supplement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by JCPR of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to JCPR in respect of the Receivables or deposited in or withdrawn from the Collection Account, the Principal Account or the Finance Charge Account by the Servicer.

     Section 11.4 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Trustee.

     Section 11.5 The Servicer to Pay Trustee's Fees and Expenses. The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, subject to Section 8.4, the Servicer will pay or reimburse the Trustee (without reimbursement from any Investor Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or any Supplement (including the reasonable fees and expenses of its agents and counsel) except any such expense, disbursement or advance as may arise from its negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.2, the provisions of this Section 11.5 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer.

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

     The obligations of JCPR under this Section 11.5 and Section 8.4 shall survive the termination of the Trust and the resignation or removal of the Trustee.

     Section 11.6 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000 and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.6, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.7.

     Section 11.7 Resignation or Removal of Trustees. (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to JCPR and Servicer. Upon receiving such notice of resignation, JCPR shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.6 hereof and shall fail to resign after written request therefor by JCPR, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then JCPR may, but shall not be required to, remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

          (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.7 shall not become effective until acceptance of appointment by the successor trustee as provided in Section

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

11.8 hereof and any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee.

     Section 11.8 Successor Trustee. (a) Any successor trustee appointed as provided in Section 11.7 hereof shall execute, acknowledge and deliver to JCPR and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder; and JCPR and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

          (b)  No successor trustee shall accept appointment as provided in this
Section 11.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.6 hereof.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.8 hereof, such successor trustee shall mail notice of such succession hereunder to all Certificateholders at their addresses as shown in the Certificate Register.

     Section 11.9 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.6 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 11.10 Appointment of Co-Trustee or Separate Trustee. (a) Notwith-standing any other provisions of this Agreement or any Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-

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

trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.6 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.8 hereof.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extant that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or an successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and any Supplement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein,

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

subject to all the provisions of this Agreement or any Supplement, specifically including every provision of this Agreement or any Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

          (d) Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement or any Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 11.11 Tax Returns. In the event the Trust shall be required to file tax returns, the Trustee, as soon as practicable after it is made aware of such requirement, shall prepare or cause to be prepared and is authorized hereunder to sign any tax returns required to be filed by the Trust and, to the extent possible, shall file such returns at least five days before such returns are due to be filed. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Certificateholders. The Servicer, upon request, will furnish the Trustee with all such information known to the Servicer as may be reasonably required in connection with the preparation of all tax returns of the Trust. In no event shall the Trustee or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation Federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith). Nothing in this
Section 11.11 shall be construed as inconsistent with the characterization of the Investor Certificates as indebtedness of JCPR for purposes of federal, state and local income or franchise taxes and any other tax imposed or measured by income, as expressed in Section 3.7 hereof.

     Section 11.12 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or any Supplement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the

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

reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

     Section 11.13 Suits for Enforcement. If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 10.1, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement or any Supplement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or any Supplement or in aid of the execution of any power granted in this Agreement or any Supplement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

     Section 11.14 Rights of Certificateholders to Direct Trustee. Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 51% of the Aggregate Investor Amount shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that, subject to Section 11.1, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this Agreement or any Supplement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction.

     Section 11.15 Representations and Warranties of Trustee. The Trustee represents and warrants that:

               (i) The Trustee is a banking corporation organized, existing and in good standing under the laws of New York;

               (ii) The Trustee has full power, authority and right to execute, deliver and perform this Agreement and any Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement or any Supplement; and

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

               (iii) This Agreement or any Supplement has been duly executed and delivered by the Trustee.

     Section 11.16 Maintenance of Office or Agency. The Trustee will maintain at its expense in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially appoints the Corporate Trust Office as its office for such purposes in New York. The Trustee will give prompt written notice to the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

     Section 11.17 Requests for Agreement. A copy of this Agreement may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust office and will be provided at the expense of JCPR.


                                  ARTICLE XII

                                  TERMINATION

     Section 12.1 Termination of Trust. (a) The respective obligations and responsibilities of JCPR, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders as hereafter set forth) shall terminate, except with respect to the duties described in subsections 2.4(c) and 12.3(b), upon the earlier of (i) the day, if any, designated by JCPR after the Distribution Date following the date on which funds shall have been deposited in the Distribution Account sufficient to pay the Aggregate Investor Amount plus Certificate Interest accrued through the last day of the month preceding such Distribution Date in full ("Final Trust Termination Date"), (ii) subject to subsection 12.1(b) below, the Scheduled Trust Termination Date and (iii) the expiration of 21 years less one day from the death of the last survivor of the descendants living on the date of this Agreement of Joseph P. Kennedy, the late ambassador of the United States of America to the Court of St. James's.

          (b) If on the Transfer Date in the month immediately preceding the month in which the Scheduled Trust Termination Date occurs (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal on any Series of Certificates to be made on the related Payment Date pursuant to Section 4.7) the Investor Amount of any Series would be greater than zero, the

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

Servicer shall sell within 30 days of such Transfer Date all of the Receivables. The proceeds of such sale shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with Section 4.3; provided, however, that the Trustee shall determine conclusively the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. During such 30 day period, the Servicer shall continue to collect Collections on the Receivables and allocate and deposit such payments in accordance with the provisions of
Section 4.3.

     Section 12.2 Repurchase and Final Maturity Date of Investor Certificates with Respect to Any Series.

          (a)  (i)    If for any Series the Adjusted Investor Amount for such
Series is equal to or less than the Optional Repurchase Percentage of the Initial Investor Amount for such Series, JCPR may, at its option, purchase such Series of Investor Certificates, in whole but not in part, by depositing into the Distribution Account for the account of such Series, on the Collection Deposit Day next preceding any Transfer Date thereafter an amount equal to the Repurchase Deposit Amount with respect to such Series as of such Transfer Date; provided, however, that if the long-term unsecured debt obligations of JCPenney are not rated at least Baa-3 by Moody's at the time of such purchase, such purchase shall not occur unless JCPR shall deliver an Opinion of Counsel reasonably acceptable to the Trustee that the transfer of funds, if any, to JCPR by JCPenney in respect of any such purchase of any Series of Investor Certificates would not constitute a fraudulent conveyance by JCPenney under applicable law.

               (ii) If for any Series the Adjusted Investor Amount for such Series at the end of any Monthly Period is equal to or less than the Mandatory Repurchase Amount for such Series as of the end of such Monthly Period, JCPR shall be obligated to purchase such Series of Investor Certificates by depositing into the Distribution Account for the account of such Series, on the Collection Deposit Day next preceding the Transfer Date preceding the Distribution Date immediately following the end of such Monthly Period, an amount equal to the Repurchase Deposit Amount with respect to such Series as of such Transfer Date. If JCPR fails to make the deposit required under this subsection with respect to such Series for any reason, then, unless the Supplement with respect to such Series shall otherwise provide, the Trustee shall, on the Drawing Date following the Collection Deposit Day on which such payment was due, make a drawing (which drawing, in the case of the Letter of Credit, shall be made simultaneously with any drawing thereunder on such Drawing Date pursuant to Section 4.5), first, under the Repurchase Letter of Credit, if any, and then, to the extent necessary, under the Letter of Credit, if any, relating to such Series in accordance with and to the extent permitted thereunder and the Supplement relating to such Series, in an amount equal to such Repurchase Deposit Amount (minus any portion thereof deposited by or on behalf of JCPR), and the proceeds of such drawing shall be deposited into the Distribution Account for the account of such Series.

               (iii) On the Distribution Date following the Transfer Date on which the full Repurchase Deposit Amount then applicable to a Series is deposited pursuant to this subsection 12.2(a), JCPR shall be deemed, automatically and without requirement for any act on the part of JCPR or any other Person, to have acquired all outstanding Certificates of such Series and to have retired such Series.

          (b) The entire Investor Amount of each Series shall be due and payable no later than the Final Maturity Date with respect to such Series. Unless otherwise provided in a Supplement, if on the Determination Date in the month immediately preceding the month in which the Final Maturity Date with respect to any Series occurs (after giving effect to all transfers, withdrawals, deposits and drawings to occur on the next Transfer Date and the payment of principal on such Series of Certificates to be made on the related Distribution Date pursuant to Section 4.7), the Adjusted Investor Amount of such Series would be greater than zero, the Servicer shall (subject to prior deposit of the full Repurchase Deposit Amount, if any, with respect to such Series pursuant to subsection 12.2 (a)) sell, dispose of, or otherwise liquidate, in a commercially reasonable manner and on commercially reasonable terms (which shall include the solicitation of competitive bids from Persons who are not Affiliates of JCPR), within 30 days of such Determination Date, an amount of Receivables equal to (i) 100% plus the lesser of (x) the JCPR Percentage or (y) the Minimum JCPR Percentage, multiplied by (ii the Adjusted Investor Amount of such Series determined as of the date of such sale, disposition or liquidation; provided, however, that (i) no procedure used by the Servicer to select the Receivables to be sold, disposed of or otherwise liquidated shall be adverse to the interests of the Investor Certificateholders of any other Series, and (ii) the Servicer shall give JCPR at least 10 days advance written notice of such sale, disposition or other liquidation. JCPR shall have the option, exercisable at any time after the Servicer has obtained an offer from any Person that is not an Affiliate of JCPR and prior to the consummation of such sale, disposition or liquidation by giving notice of the exercise thereof to the Servicer, to purchase such Receivables for cash (payable in immediately payable funds on the Final Maturity Date) for the lesser of (i) 100% of the amount of such Receivables, or (ii) the highest price offered therefor pursuant to such proposed sale, disposition or other liquidation. The proceeds received upon the sale, disposition or other liquidation of such Receivables in an amount up to
(i) the Adjusted Investor Amount for such Series on the Final Maturity Date, plus (ii) unpaid interest thereon at the applicable Certificate Rate, as of the end of the Monthly Period preceding the Final Maturity Date, less (iii) amounts on deposit on such date in respect of such Series in the Investor Accounts, shall be deposited into the Distribution Account for the benefit of such Series on the relevant Final Maturity Date, and shall be distributed to the Holders of such Series in final payment thereof pursuant to the terms of Section 12.3. Proceeds received in excess of the amount to be deposited as aforesaid shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with the provisions of Section 4.3; provided that the Servicer shall determine conclusively the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables.

          (c)  The amount deposited pursuant to subsections 12.2 (a) and 12.2
(b) shall be paid to the Investor Certificateholders in the manner provided in
Section 12.3.

     Section 12.3 Final Distributions. (a) Written notice of any termination, specifying the Distribution Date upon which the Investor Certificateholders of any Series may surrender their Certificates for payment of the final distribution and cancellation, shall be given (subject to at least two days' prior notice from the Servicer to the Trustee) by the Trustee to Investor Certificateholders of any Series mailed not later than the fifth day of the month of such final distribution specifying (a) the Distribution Date (which shall be the Distribution Date in the month in which the deposit is made pursuant to subsection 2.4(e), 12.1, 12.2(a) or 12.2(b)) upon which final payment of the Investor Certificates of such Series will be made upon presentation and surrender of Investor Certificates at the office or offices therein designated, (b) the amount of any such final payment and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified. The Servicer's notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officer's Certificate setting forth the information specified in Section 3.5 covering the period during the then current calendar year through the date of such notice. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to Investor Certificateholders.

          (b) All funds on deposit in the Distribution Account in respect of any Series, in the case of a final payment pursuant to Section 12.2, or all Series, in the case of a termination of the Trust pursuant to Section 12.1 (and notwithstanding such termination), shall continue to be held in trust for the benefit of the Certificateholders of such Series and the Paying Agent or the Trustee shall pay such funds to the appropriate Certificateholders upon surrender of their Certificates. In the event that all of the Investor Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Investor Certificateholders of such Series to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Investor Certificates of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders of such Series concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Distribution Account held for the benefit of such Investor Certificateholders.

     Section 12.4 JCPR's Termination Rights. Upon the termination of the Trust pursuant to Section 12.1 and the surrender of the Exchangeable Certificate, the Trustee shall return to JCPR (without recourse, representation or warranty) all right, title and interest of the Trust in, to and under the Receivables, whether then existing or thereafter created, and all monies due or to become due with respect thereto (including all accrued interest theretofore posted as Finance Charge Receivables), all proceeds thereof and Insurance Proceeds relating thereto except for amounts held by the Trustee pursuant to subsection 12.3(b). The Trustee shall execute and deliver such instruments of transfer, in each case without recourse as shall be reasonably requested by JCPR to vest in JCPR all right, title and interest which the Trust had in the Receivables.


                                 ARTICLE XIII

                           MISCELLANEOUS PROVISIONS

     Section 13.1 Amendment. (a) This Agreement and any Supplement may be amended from time to time by the Servicer, JCPR and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or to add any other provisions with respect to matters or questions arising under this Agreement or any Supplement which shall not be inconsistent with the provisions of this Agreement or any Supplement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel adversely affect in any material respect the interests of the Certificateholders; provided, further, however, that anything herein or in any Supplement to the contrary notwithstanding, any Supplement may contain Principal Terms as provided in
Section 6.12. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement and any Supplement or otherwise. Any Supplement and any Transfer Agreement or Retransfer Agreement regarding the addition or removal of Receivables from the Trust as provided in Sections 2.6 and 2.7, respectively, executed in accordance with the provisions hereof shall not be considered amendments to this Agreement.

          (b) This Agreement and any Supplement may also be amended from time to time by the Servicer, JCPR and the Trustee with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Aggregate Investor Amount of all Series adversely affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or modifying in any manner the rights of the Investor Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificate without the consent of such Investor Certificateholder, (ii) unless expressly stated in the Supplement under which a Series is created, change the definition of or the manner of calculating the Investor Amount, the Investor Percentage or the Investor Default Amount with respect to any Series without the consent of each Investor Certificateholder affected thereby, or (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Investor Certificateholder; provided, further, however, that anything herein or in any Supplement to the contrary notwithstanding, any Supplement may contain Principal Terms as provided in Section 6.12 without the consent of any Holders of Investor Certificates.

          (c) Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of such amendment to each Investor Certificateholder and to each Rating Agency and any Letter of Credit Bank.

          (d) It shall not be necessary for the consent of Investor Certificateholders under this Section 13.1 to approve the particular form of any proposed

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amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     Section 13.2 Protection of Right, Title and Interest to Trust. (a) The Servicer shall cause this Agreement, any Supplement, all amendments hereto and thereto and/or all financing statements and continuation statements and any other necessary documents covering the Certificateholders and the Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Trustee hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. JCPR shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 13.2(a).

          (b) Within 30 days after JCPenney or JCPR makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC as in effect in the state where such financing statement or continuation statement was filed, JCPenney or JCPR shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

          (c) Each of JCPR and the Servicer will give the Trustee prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. Each of JCPR and the Servicer will at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

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          (d)  The Servicer will deliver to the Trustee: (i) upon the execution and delivery of each amendment of Articles I, II, III or IV hereto other than amendments pursuant to subsection 13.1(a) an Opinion of Counsel substantially in the form of Exhibit P; and (ii) on or before April 15 of each year, beginning with April 15, 1989 an Opinion of Counsel, dated as of a date during the preceding 90-day period, substantially in the form of Exhibit L.

     Section 13.3 Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder shall have any right to vote (except with respect to the Investor Certificateholders as provided in Section 13.1 hereof) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Certificateholder previously shall have given to the Trustee, and unless the Holders of Certificates evidencing Undivided Interests aggregating not less than 51% of the Aggregate Investor Amount shall have made, written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholder shall have the right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Certificateholders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such

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Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 13.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 13.4 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 13.5 Notices. All demands, notices and communications hereunder shall be effective upon receipt and shall be in writing and shall be personally delivered at or mailed by registered mail, return receipt requested, to (a) in the case of JCPR, 2700 West Plano Parkway, Plano, Texas 75075, Attention:
President, (b) in the case of JCPenney, 14841 North Dallas Parkway, Dallas, Texas 75240, Attention: Treasurer, (c) in the case of the Trustee, to the Corporate Trust Office and (d) in the case of the initial Letter of Credit Bank, to Credit Suisse, New York Branch, 100 Wall Street, New York, New York 10005,
Attention: Specialty Finance Department; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     Section 13.6 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be hold invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders thereof.

     Section 13.7 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 8.2, this Agreement, including any Supplement, may not be assigned by the Servicer without the prior consent of Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66 2/3% of the Aggregate Investor Amount.

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     Section 13.8  Certificates Nonassessable and Fully Paid.  It is the
intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the Undivided Interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon authentication thereof by the Trustee pursuant to Sections 2.7 and 6.2 are and shall be deemed fully paid.

     Section 13.9 Further Assurances. JCPR and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

     Section 13.10 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the Investor Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

     Section 13.11 Counterparts. This Agreement and any Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     Section 13.12 Third-Party Beneficiaries. This Agreement and any Supplement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and their respective successors and permitted assigns. Except as otherwise provided in this Article XIII and Section 8.4, no other person will have any right or obligation hereunder.

     Section 13.13 Actions by Certificateholders. (a) Wherever in this Agreement or any Supplement, a provision is made that an action may be taken or a notice, demand or instruction given by Investor Certificateholders, such action, notice or instruction

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may be taken or given by any Investor Certificateholder, unless such provision requires a specific percentage of Investor Certificateholders.

          (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee, JCPR or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

     Section 13.14 Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the Supplement set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Supplement. This Agreement and the Supplement may not be modified, amended, waived or supplemented, except as provided herein.

     Section 13.15 JCPenney as Servicer for JCPR. In the event that any Receivables are ever retransferred to JCPR pursuant to any of the terms or provisions of this Agreement, including, without limitation, pursuant to subsection 2.4(d), subsection 2.4 (e), Section 4.4 or Section 12.2 hereof, and before JCPR transfers, sells or assigns such Receivables to JCPenney or any other Person in accordance with the terms and provisions of the Receivables Purchase Agreement, or any other contract or arrangement, JCPenney shall act as Servicer for such retransferred Receivables in accordance with the Receivables Purchase Agreement.

     Section 13.16 Payments to JCPR. All payments hereunder by the Servicer or the Trustee to JCPR (including payments to it as Holder of the Exchangeable Certificate) shall be paid to JCPR or to such other Person as JCPR shall direct by written notice to the Servicer and the Trustee.

     Section 13.17 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

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     IN WITNESS WHEREOF, JCPR, the Servicer and the Trustee have caused this
Agreement to be duly executed by their respective officers as of the day and year first above written.

                           JCP RECEIVABLES, INC.


                           By:  /s/ Michael D. Porter
                               -------------------------------------------------
                               Title: President


                           J. C. PENNEY COMPANY, INC.


                           By:  /s/ Donald A. McKay
                               -------------------------------------------------
                               Title: Vice President


                           THE FUJI BANK AND TRUST COMPANY


                           By:  /s/ David J. Kolibachuk
                               -------------------------------------------------
                               Title: Vice President

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